                                                                    EXHIBIT 10.1



                             SUPPLEMENTAL AGREEMENT




                           DATED 13th February, 1997



                                 LOAN FACILITY


                                      FOR


                   DIAMOND CABLE COMMUNICATIONS (UK) LIMITED


                                  ARRANGED BY


                                NATWEST MARKETS


                                      AND


                              CIBC WOOD GUNDY PLC








                                 ALLEN & OVERY
                                     London
                                   B1:85734.1

THIS SUPPLEMENTAL AGREEMENT is dated 13th February, 1997 between:

(1) DIAMOND CABLE COMMUNICATIONS (UK) LIMITED formerly Diamond Cable (Nottingham) Limited (Registered No. 2357645) (the "BORROWER");

(2) JEWEL HOLDINGS LIMITED (Registered No. 3085518) ("JEWEL") and THE SUBSIDIARIES OF JEWEL listed in schedule 1 to the Restated Credit Agreement (each a "GUARANTOR");

(3) NATWEST MARKETS (a division of National Westminster Bank Plc) and CIBC WOOD GUNDY PLC as Arrangers (in this capacity each an "ARRANGER");

(4) NATIONAL WESTMINSTER BANK PLC as security agent and trustee for the Banks (in this capacity the "SECURITY AGENT");

(5)  NATIONAL WESTMINSTER BANK plc as agent (in this capacity the "AGENT");

(6) THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 as banks (the "BANKS"); and

(7) NATIONAL WESTMINSTER BANK PLC as issuing Bank (in this capacity the "ISSUING BANK").

WHEREAS:

(A) The parties to this Supplemental Agreement are parties to a credit agreement dated 5th August, 1996 (the "CREDIT AGREEMENT").

(B) The parties to this Supplemental Agreement wish to amend and restate the Credit Agreement in accordance with clause 28 (Amendments and waivers) of the Credit Agreement on the terms set out in Schedule 2 (the "RESTATED CREDIT AGREEMENT").

1. INTERPRETATION

1.1 DEFINITIONS

      In this Supplemental Agreement, unless the contrary intention appears or the context otherwise requires:

      "EFFECTIVE DATE"

      means the date of this Supplemental Agreement

1.2 INCORPORATION OF RESTATED CREDIT AGREEMENT DEFINITIONS

      Terms defined in the Restated Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Supplemental Agreement.

1.3 INCORPORATION

      Clauses 1.2 (Construction), 12 (Payments), 24 (Expenses), 25 (Stamp duties), 33 (Severability) and 34 (Counterparts) of the Restated Credit Agreement shall apply to this Supplemental Agreement, mutatis mutandis.

1.4 DESIGNATION

      The Agent and the Borrower hereby designate this Supplemental Agreement a Finance Document.

2. AMENDMENT AND RESTATEMENT

      The Credit Agreement shall be amended and restated in the form set out in
      Schedule 2 to this Supplemental Agreement and as from the Effective Date the Parties shall have no further rights or obligations under the Credit Agreement in respect of the representations and warranties that have been made under the Credit Agreement up to the date of this Supplemental Agreement, other than the representation and warranty made by the Obligors under Clause 17.14(c) of the Credit Agreement.

3. REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES

      Subject to the provisions of the Disclosure Letter dated on or about the date of this Supplemental Agreement from the Borrower to the Arrangers, each Obligor makes the representations and warranties set out in this Clause 3 (Representations and warranties) to each Finance Party on the Effective Date.

3.2 AGREED BASE CASE

(a) The factual statements set out in the Agreed Base Case are true in all material respects as at the date of this Supplemental Agreement and to the best of each Obligor's knowledge (after due and proper enquiry) no fact the omission of which makes the statements set out in the Agreed Base Case misleading in any material respect has been omitted; and

(b) the forecasts, projections, and opinions concerning members of the Diamond Group contained in the Agreed Base Case (the "PROJECTIONS") were provided in good faith and arrived at after due and careful consideration and fairly represent in all material respects the view of the Obligors as at the date of this Supplemental Agreement, and the assumptions on which the Projections are based are made on reasonable grounds provided that no representation or warranty is given as to the actual outcome and results within the Projections.

4. GOVERNING LAW

      This Supplemental Agreement is governed by English law.

This Supplemental Agreement has been entered into on the date stated at the beginning of this Supplemental Agreement.

                                   SCHEDULE 1

                                     BANKS


BANKS
NATIONAL WESTMINSTER BANK PLC
CIBC WOOD GUNDY PLC

                                   SCHEDULE 2




                                   AGREEMENT


                             DATED 5th August, 1996






                                 LOAN FACILITY



                                      FOR



                   DIAMOND CABLE COMMUNICATIONS (UK) LIMITED



                                  ARRANGED BY



                                NATWEST MARKETS


                                      AND


                              CIBC WOOD GUNDY PLC









                                 ALLEN & OVERY
                                     London

                                    CONTENTS



    CLAUSE                                                               PAGE


        1. Interpretation                                                   7
        2. Facility                                                        31
        3. Purpose                                                         32
        4. Conditions Precedent                                            33
        5. Drawdown                                                        34
        6. Repayment                                                       37
        7. Claims under the Bank Guarantees                                38
        8. Counter-Indemnity for the Bank Guarantees                       39
        9. Prepayment and Cancellation                                     41
       10. Interest Periods                                                43
       11. Interest and Guarantee Fee                                      44
       12. Payments                                                        46
       13. Taxes                                                           48
       14. Market Disruption                                               49
       15. Increased Costs and Illegality                                  50
       16. Guarantee                                                       52
       17. Representations and Warranties                                  54
       18. General Undertakings                                            58
       19. System Undertakings                                             73
       20. Management Agreement                                            75
       21. Default                                                         76
       22. The Agent, the Security Agent and the Arrangers                 81
       23. Fees                                                            86
       24. Expenses                                                        87
       25. Stamp Duties                                                    88
       26. Indemnities                                                     88
       27. Evidence and Calculations                                       89
       28. Amendments and Waivers                                          89
       29. Changes to the Parties                                          92
       30. Disclosure of Information                                       94
       31. Set-Off                                                         95
       32. Pro Rata Sharing                                                95
       33. Severability                                                    96
       34. Counterparts                                                    96
       35. Notices                                                         96
       36. Language                                                        97
       37. Governing Law                                                   98



    SCHEDULES                                                            PAGE


        1. Original Guarantors                                            99
        2. Part I - Banks and Tranche A Commitments                      100
           Part 2 - Banks and Tranche B Commitments                      101
        3. Conditions Precedent                                          102
           Part 1 - Documents to be delivered before the First Request   102
           Part 2 - To be satisfied prior to each Tranche B Loan         107
           Part 3 - To be delivered by an Additional Obligor             108
        4. Calculation of the MLA Cost                                   111
        5. Requests                                                      113
           Part 1 - Form of Loan Request                                 113
           Part 2 - Form of Bank Guarantee Request                       114
        6. Forms of Accession Documents                                  115
           Part 1 - Novation Certificate                                 115
           Part 2 - Obligor Accession Agreement                          117
        7. Part 1 - ANOCF Multiple or Tranche B Leverage Ratio           118
           Part 2 - Coverage of Bank Debt Loan Charges                   119
           Part 3 - Cash Interest Cover                                  120
           Part 4 - EBITDA Covenant                                      121
        8. Build Milestones                                              122
        9. Form of Financial Covenant Certificate                        124
           Part 1 - Auditor's format                                     124
           Part 2 - Borrower's format                                    126

    Signatories                                                          128


THIS AGREEMENT is dated 5th August, 1996 between:

(1) DIAMOND CABLE COMMUNICATIONS (UK) LIMITED (formerly Diamond Cable (Nottingham) Limited) (Registered No. 2357645) (the "BORROWER");

(2) JEWEL HOLDINGS LIMITED (Registered No. 3085518) ("JEWEL") and THE SUBSIDIARIES OF JEWEL listed in Schedule 1 (each a "GUARANTOR");

(3) NATWEST MARKETS (a division of National Westminster Bank Plc) and CIBC WOOD GUNDY PLC as Arrangers (in this each an "ARRANGER");

(4) NATIONAL WESTMINSTER BANK PLC as security agent and trustee for the Banks (in this capacity the "SECURITY AGENT");

(5)  NATIONAL WESTMINSTER BANK PLC as agent (in this capacity the "AGENT");

(6)  THE FINANCIAL INSTITUTIONS listed in Schedule 2 as banks (the "BANKS");
     and

(7) NATIONAL WESTMINSTER BANK PLC as issuing Bank (in this capacity the "ISSUING BANK").

IT IS AGREED as follows:

1. INTERPRETATION

1.1 DEFINITIONS

      In this Agreement:

      "ACCOUNT BANK"

      means the bank or banks with which the Security Accounts are maintained from time to time in accordance with Clause 18.29 (Operation of the Security Accounts).

      "ADDITIONAL DEBENTURE"

      means a security document that will, when executed, grant a fixed and floating security over all of the assets of an Additional Obligor in a form agreed between the Borrower and the Agent.

      "ADDITIONAL HIGH YIELD DEBT"

      means the proceeds of a high yield debt issue by Diamond PLC under the Indenture referred to in paragraph (c) of the definition of Indenture in this Clause 1.1 after the date of the Supplemental Agreement to the extent that those proceeds (before expenses) exceed US$175,000,000 and are less than US$250,000,000 and that the Agent has received a certificate from two officers confirming that those excess proceeds have been injected into the Borrower Group as Aggregate Cash Equity and have been spent on Qualifying Expenditure. The amount of the Additional High Yield Debt injected as Aggregate Cash Equity (the "Additional Aggregate Cash Equity") shall be:

      (a) calculated as a Sterling amount, the rate of exchange being the spot rate of exchange of the Agent for the purchase of Sterling in the London foreign exchange market with Dollars at or about 11.00 a.m on the date of injection as Aggregate Cash Equity; and

      (b)  less any expenses in connection with that Additional High
           Yield Debt.

      "ADDITIONAL OBLIGOR"

      means a member of the Borrower Group which becomes an Obligor in accordance with Clause 29.4 (Additional Obligors).

      "AFFILIATE"

      means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a Bank or any other Subsidiary of that Holding Company.

      "AGREED BASE CASE"

      means the base case (reference HYB03S4D) in the form agreed by the Borrower and the Arrangers and initialled for identification purposes by them.

      "AGGREGATE CASH EQUITY"

      means the aggregate amount (without double counting) of:

      (a) all called up share capital and share premium balances of the Borrower Group; and

      (b) all Subordinated Indebtedness.

      "ANNUALISED NET OPERATING CASH FLOW" or "ANOCF"

      means, at any time, twice the aggregate of Net Operating Cash Flow for the two most recent Quarters for which a Financial Covenant Certificate has been received by the Agent at such time.

      "AUDITORS"

      means the firm of independent public accountants of international standing recognised and authorised by the Institute of Chartered Accountants of England and Wales, which is from time to time appointed by the Borrower to audit the consolidated annual accounts of the Borrower.

      "AVAILABLE TOTAL B COMMITMENTS"

      means at any time the lesser of:

      (a)  the Total B Commitments less the aggregate amount of Tranche
           A Loans and the Undrawn Face Amount of Bank Guarantees at that time; and

      (b) the amount of Reported Annualised Cash Flow multiplied by the figure set out in Part 1 of Schedule 7 opposite such Quarter.

      "BANK DEBT"

      means the aggregate amount of all indebtedness of the Borrower Group in respect of moneys borrowed from, or debit balances at, financial institutions (excluding all indebtedness under leases and Subordinated Indebtedness and, for the avoidance of doubt, Financial Indebtedness under any Interest Rate Protection Agreement).

      "BANK DEBT LOAN CHARGES"

      means all interest, fees (excluding arrangement fees), commissions and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) of the Borrower Group in effecting, servicing or maintaining Bank Debt of the Borrower Group, but taking into account the effect of any relevant Interest Rate Protection Agreements.

      "BANK GUARANTEE"

      means any guarantee or bond issued by the Issuing Bank in favour of a Beneficiary at the request of the Borrower on behalf of a Licence Holding Subsidiary in respect of that Licence Holding Subsidiary's obligations under Condition 20 of Schedule 4 of its Telecommunications Licence or any equivalent provision, however numbered.

      "BANK GUARANTEE REQUEST"

      means a request made by the Borrower for the Issuing Bank to issue a Bank Guarantee substantially in the form of Part 2 of Schedule 5.

      "BENEFICIARY"

      means an Authority or Managers concerned within the meaning of Condition 20 of Schedule 4 (or any equivalent provision however numbered) of a relevant Telecommunications Licence as specified from time to time by OFTEL and notified by the Borrower to the Agent.

      "BOOTH AMERICAN COMPANY"

      means Booth American Company, a corporation organised under the laws of Michigan with an address at 333 West Fort Street, Suite 1230, Detroit, Michigan, MI 48226.

      "BORROWER GROUP"

      means Jewel and its Subsidiaries from time to time and, for the avoidance of doubt, shall exclude Diamond PLC; and "MEMBER OF THE BORROWER GROUP" shall be construed accordingly.

      "BORROWER GROUP INDEBTEDNESS"

      means any Financial Indebtedness between members of the Borrower Group.

      "BROADCASTING ACT"

      means the Broadcasting Act 1990.

      "BUILD MILESTONES"

      means the obligations of each member of the Operating Group, pursuant to the Telecommunications Licences and LD Licences, relating to the number of premises to be passed by stipulated dates as presently more particularly described in either Condition 1.2 of Schedule 1 to the Telecommunications Licences or in the Annex to the LD Licences and, for the avoidance of doubt, set out in Schedule 8 to this Agreement and as modified by OFTEL or the ITC (as appropriate) from time to time.

      "BUSINESS DAY"

      means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

      "BT"

      means British Telecommunications plc.

      "CASH INTEREST COVER"

      means, in respect of any period, the ratio of the Net Operating Cash Flow of the Borrower Group for that period to the aggregate amount of cash interest due on the Bank Debt and High Yield Debt during that period, but taking into account the effect of any relevant Interest Rate Protection Agreements.

      "CONSTRUCTION LIABILITY ACCOUNT"

      means, if such account or accounts are a method accepted by OFTEL of dealing with the obligation under its Telecommunication Licences to provide funds under Condition 20 of Schedule 4 of such Licences or the equivalent provision however numbered, the account or accounts entitled "Diamond Group Highway Construction Liability Account" in the name of one or more members of the Borrower Group and held with NatWest Nottingham.

      "COVERAGE OF BANK DEBT LOAN CHARGES"

      means, as at the end of any Quarter, the Annualised Net Operating Cash Flow divided by:

      (a) Bank Debt Loan Charges scheduled to be due and payable during the 12 month period beginning at the end of such Quarter calculated by reference to the applicable rates of interest due on the Bank Debt on the date as of which the calculation is made, but taking into account the effect of any relevant Interest Rate Protection Agreements; and

      (b) the Repayment Amounts and repayment of any other of the Borrower Group's Bank Debt scheduled to be made during such 12 month period.

      "COVERAGE OF TOTAL FIXED LOAN CHARGES"

      means, as at the end of any Quarter, the Annualised Net Operating Cash Flow divided by:

      (a) the aggregate of (i) Total Fixed Loan Charges scheduled to be due and payable during the 12 month period beginning at the end of such Quarter calculated by reference to the applicable rates of interest due on the Bank Debt on the date as of which the calculation is made, but taking into account the effect of any relevant Interest Rate Protection Agreements and (ii) the Repayment Amounts and repayment of any other of the Borrower Group's Bank Debt scheduled to be made during such 12 month period; less

      (b) amounts standing to the credit of the Security Account under Clause 18.16(b) (Distributions).

      "DANGEROUS SUBSTANCE"

      means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour), the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including, but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

      "DEBENTURE"

      means the debenture dated on or about the date of this Agreement between the Obligors and the Security Agent in form and substance satisfactory to the Banks.

      "DEBT INSTRUMENT ISSUE"

      means any issue by Diamond PLC of any debenture, bond, note, loan stock or other security on the debt capital markets including, without limitation, the High Yield Debt.

      "DEFAULT"

      means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality (or any combination of the foregoing), would constitute an Event of Default.

      "DIAMOND GROUP"

      means Diamond PLC and the Borrower Group ; and "MEMBER OF THE DIAMOND GROUP" shall be construed accordingly.

      "DIAMOND PLC"

      means Diamond Cable Communications PLC.

      "DISCLOSURE LETTER"

      means a letter dated the date of this Agreement from the Borrower to the Arrangers in form and substance satisfactory to the Arrangers disclosing certain matters considered by the Borrower to be relevant in the context of certain specified provisions of the Finance Documents, as updated by a letter dated on or about the date of the Supplemental Agreement from the Borrower to the Arrangers, also in form and substance satisfactory to the Arrangers.

      "DTI"

      means the Secretary of State for Trade and Industry and (to the extent that it assists in the exercise of his powers and duties under the Telecommunications Act) the Department of Trade and Industry and/or any other successor or other body or authority having the rights and/or obligations with respect to the issue of licences under the Telecommunications Act and the regulation of telecommunication services in the U.K. presently held or owed by the said Secretary of State.

      "EBITDA"

      means, in relation to any financial period, the consolidated net income (excluding extraordinary items and any foreign exchange gains and losses) of the Borrower Group before interest, amounts due under any hedging arrangement, tax, depreciation, amortisation and all other non-cash charges for that financial period for the Borrower Group.

      "ECCP"

      means European Cable Capital Partners, L.P., a Delaware limited partnership whose principal office is at 85 Broad Street, New York, NY 1004, USA.

      "ECE SIDE LETTER"

      means the letter dated on or about the date of the Supplemental Agreement from the Agent to ECE Management, the Borrower and Diamond PLC.

      "ECE MANAGEMENT"

      means ECE Management International, LLC, organised under the Laws of Indiana, with an address at 845 West 116th Street, Carmel, Indiana 46032, USA.

      "ENERGIS"

      means Energis Communications Limited.

      "ENVIRONMENT"

      means the environment as defined in section 1(2) of the Environmental Protection Act 1990.

      "ENVIRONMENTAL APPROVAL"

      means any licence, authorisation, consent or permit of any kind required under or in relation to Environmental Law.

      "ENVIRONMENTAL LAW"

      means any common or statutory law, regulation, code of practice, circular, guidance note and the like (whether or not having the force of law but in respect of which compliance is customary), concerning the protection of human health, the workplace or the Environment or Dangerous Substances.

     "EVENT OF DEFAULT"

     means an event specified as such in Clause 21.1 (Events of Default).

     "EXCESS CASH FLOW"

     means, in respect of any Quarter, the Net Operating Cash Flow for that Quarter after deducting:

     (a) all interest, fees and commissions (whether paid or payable) of the Borrower Group in respect of its Financial Indebtedness in respect of such Quarter;

     (b) the cash interest falling due on High Yield Debt due under the Indentures and which is permitted to be paid in accordance with Clause 18.16 (Distributions) and any amount paid into the Security Account in accordance with Clause 18.16(b) (Distributions);

     (c) the total amount by which the Borrower Group's Financial Indebtedness was required to be reduced during such period;

     (d) all capital expenditure of the Borrower Group during such period; and

     (e) any payments made in or payable in respect of that period in respect of any VAT or similar tax,

     and after deducting any increase in Working Capital or after adding any decrease in Working Capital, in each case by comparison to the previous Quarter.

     "FACILITY"

     means the loan and bank guarantee facility, the terms and conditions of which are set out in this Agreement.

     "FACILITY OFFICE"

     means the office(s) notified by a Bank to the Agent:

     (a) on or before the date it becomes a Bank; or
     (b) by (unless otherwise agreed by the Agent) not less than 5 Business Days' notice, as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "FEE LETTERS"

     means the letter dated the date of this Agreement between the Arrangers and the Borrower setting out the amounts of the arrangement fee referred to in Clause 23.1 (Arrangement fee) and the letter dated the date of this Agreement between the Agent and the Borrower setting out the amounts of the agency fee and the Issuing Bank fee referred to in Clauses 23.3 (Agent's fee)
      and 23.4 (Issuing Bank's fee), as amended by a supplemental fee letter on or about the date of the Supplemental Agreement.

      "FINAL MATURITY DATE"

      means 30th June, 2004.

      "FINANCE DOCUMENT"

      means any of:

      (a)  this Agreement and the Supplemental Agreement;

      (b)  any Security Document;

      (c)  the Subordination Agreement;

      (d)  the Fee Letters;

      (e)  any Novation Certificate;

      (f)  any Interest Rate Protection Agreement;

      (g)  the ECE Side Letter; and

      (h)  any Bank Guarantee,

      and any other document designated as such in writing by the Agent and the Borrower.

      "FINANCE LEASE INDEBTEDNESS"

      means any indebtedness (without double counting) in respect of:

      (a) any finance lease (as determined in accordance with the Accounting Standards Committee Guidance Notices SSAP21: Accounting for leases and hire purchase contracts);

      (b) any hire purchase agreement, conditional sale agreement or other contract for bailment entered into primarily as a method of raising finance or financing the acquisition of the asset being leased, and any guarantee or other Financial Indebtedness given or incurred in support of any of the above.

      "FINANCE PARTY"

      means an Arranger, a Bank, the Issuing Bank, an Interest Rate Protection Bank, the Agent, the Security Agent or the Account Bank.

      "FINANCIAL COVENANT CERTIFICATE"

      has the meaning given to that term under Clause 18.2(a)(iv)(1) (Financial Information).

      "FINANCIAL INDEBTEDNESS"

      means any indebtedness (without double counting) in respect of:

      (a)  moneys borrowed or debit balances;

      (b)  any debenture, bond, note, loan stock or other security;

      (c)  any acceptance credit;

      (d) receivables sold or discounted (otherwise than on a non-recourse basis);

      (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

      (f)  any Finance Lease Indebtedness;

      (g) any currency or interest rate swap or exchange or any cap and/or collar arrangement or any other hedging transaction;

      (h) any amount raised under any other transaction for the purposes of borrowing or raising money; or

      (i) any guarantee, indemnity or similar assurance in respect of obligations of the type referred to in paragraphs (a) to (h) (inclusive).

      "FRANCHISE AREAS"

      means the areas located in Nottingham, Mansfield, Grimsby and Cleethorpes, Lincoln, Newark, Melton Mowbray, Grantham, Ravenshead, Bassetlaw, Leicester and Loughborough, Burton-upon-Trent, Hinckley, Lincolnshire and South Humberside, Chesterfield and Vale of Belvoir (and more particularly, falling within the red lines on the maps attached as Annex C to each corresponding Telecommunications Licence or attached to each LD Licence as appropriate) in which a member of the Operating Group has been authorised to provide a local delivery service (within the meaning of the Broadcasting Act) by the grant of a PDS Licence or, as the case may be, an LD Licence.

      "GS CAPITAL PARTNERS"

      means European Cable Capital Partners L.P., GS Capital Partners, L.P, Stone Street Fund 1996 L.P. and Bridge Street Fund 1996 L.P., all of which are Delaware limited partnerships and whose principal offices are at 85 Broad Street, New York, NY 10004 or any other fund managed by Goldman Sachs & Co.

      "GUARANTEE FEE"
      means the commission payable on Bank Guarantees in accordance with Clause
      11.3 (Guarantee Fee).

      "HEDGING EXPOSURE"

      means at any time the aggregate notional principal amount the subject of all Interest Rate Protection Agreements in force at that time.

      "HIGH YIELD DEBT"

      means the high yield notes issued or to be issued by Diamond PLC pursuant to an Indenture (including any Additional High Yield Debt).

      "IBM"

      means IBM United Kingdom Financial Services Limited.

      "INDENTURE"

      means:

      (a)  the indenture for the issue of high yield notes due
           September, 2004 dated 28th September, 1994 between Diamond PLC and the Bank of New York (as trustee);

      (b) the indenture for the issue of high yield notes due 15th December, 2005 between Diamond PLC and the Bank of New York (as trustee); and

      (c) the indenture for the issue of high yield notes due February or March, 2007 between Diamond PLC and the trustee which is expected to be the Bank of New York,

      as such indenture may be amended, varied, supplemented or replaced from time to time.

      "INFORMATION MEMORANDUM"

      means the information memorandum to be prepared by the Borrower in connection with this Agreement and to be dated as at the Information Memorandum Date (but excluding for the avoidance of doubt any reference to the agreed base case presented with, and referred to in, the Information Memorandum).

      "INFORMATION MEMORANDUM DATE"

      means the date on which the Borrower and the Arrangers agree that the Information Memorandum is available to be distributed to financial institutions.

      "INSURANCES"

      means all contracts and policies of insurance taken out by or on behalf of an Obligor pursuant to Clause 5.3 (Insurance) of the Debenture.

      "INTELLECTUAL PROPERTY RIGHTS"

      means all know-how, patents, trade marks, service marks, designs, business names, topographical or similar rights, copyrights and other intellectual property monopoly rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same).

      "INTERCONNECT AGREEMENTS"

      means the Nottingham BT Interconnect Agreements, the Nottingham Energis Interconnect Agreement, the Mercury Interconnect Agreement, the Leicester BT Interconnect Agreement, the Leicester Energis Interconnect Agreement and the Leicester Mercury Interconnect Agreement and any interconnect agreement entered into as a replacement for any of the same in accordance with the provisions of Clause 19.2(c)(iii) (Project Contracts and Licences).

      "INTEREST PERIOD"

      means each period determined in accordance with Clause 10 (Interest periods).

      "INTEREST RATE PROTECTION AGREEMENT"

      means an agreement entered into by the Borrower or any other member of the Borrower Group for the capping or the hedging of its interest exposure which satisfies the requirements of Clause 18.23 (Interest Hedging) including the swap agreement dated 30th June, 1995 between Canadian Imperial Bank of Commerce and LCL Cable (Holdings) Limited.

      "INTEREST RATE PROTECTION BANK"

      means each institution satisfying the requirements of Clause 18.23 (Interest Hedging) which enters into an Interest Rate Protection Agreement, which includes for the avoidance of doubt Canadian Imperial Bank of Commerce under the swap agreement dated 30th June, 1995.

      "ISSUE DATE"

      means the date of issue of a Bank Guarantee.

      "ITC"

      means the Independent Television Commission and/or any other successor or other body or authority having the right and/or obligation to supervise and/or regulate any or all cable television and/or local delivery services in the United Kingdom.

      "LD LICENCE"

      means each Local Delivery Licence granted from time to time to any member of the Operating Group pursuant to Part II of the Broadcasting Act.

      "LEICESTER BT INTERCONNECT AGREEMENT"

      means the Interconnect Agreement dated 12th July, 1996 between BT and Diamond Cable (Leicester) Limited together with the two attached letters, a billing letter and the transition agreement between the same parties, all dated 12th July, 1996.

      "LEICESTER ENERGIS INTERCONNECT AGREEMENT"

      means the Interconnect Agreement dated 25th April, 1995 between Energis and LCL Cable Communications Limited.

      "LEICESTER MERCURY INTERCONNECT AGREEMENT"

      means the Interconnect Agreement dated 15th March, 1996 between Mercury and Diamond Cable (Leicester) Limited.

      "LIBOR"

      means:

      (a) the rate per annum of the offered quotation for deposits in Sterling for a period comparable to the relevant Interest Period which appears on the display designated as "Page 3750", on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for sterling deposits) at or about 11.00 a.m. on the first day of that Interest Period; or

      (b)  if no such offered quotation appears on the Telerate Page
           3750 the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the offered quotations for deposits in Sterling for a period comparable to the relevant Interest Period which appears on the display designated as page "LIBP" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBP page on such system for the purpose of displaying London interbank offered rates of leading banks) at or about 11.00 a.m. on the first day of that Interest Period; or

      (c) if no such offered quotation appears on the LIBP Page the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the per annum rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market at or about 11.00 a.m. on the first day of that Interest Period for the offering of deposits in Sterling in an amount comparable to the relevant Loan and for a period equal to the Interest Period.

      "LICENCE"

      means any Telecommunications Licence, PDS Licence or LD Licence.

      "LICENCE HOLDING SUBSIDIARY"

      means the Borrower and each Subsidiary of Jewel that has been granted or is due to be granted a PDS Licence, a LD Licence or a Telecommunications Licence, such Subsidiaries being at the date of the Supplemental
      Agreement:

      (a)  Diamond Cable (Grimclee) Limited;

      (b)  Diamond Cable (Grantham) Limited;

      (c)  Diamond Cable (Newark-on-Trent) Limited;

      (d)  Diamond Cable (Lincoln) Limited;

      (e)  Diamond Cable (Mansfield) Limited;

      (f)  Diamond Cable (Melton Mowbray) Limited; and

      (g)  Diamond Cable (Leicester) Limited.

      "LOAN"

      means:

      (a) a loan drawn down or to be drawn down under the Facility or (as the context may require) the outstanding principal amount of such a loan; and

      (b) when designated with the name of a particular Tranche, a Loan drawn down or to be drawn down under that Tranche.

      "LOAN DATE"

      means the date of the advance of a Loan.

      "LOAN REQUEST"

      means a request made by the Borrower for a Loan substantially in the form of Part 1 of Schedule 5.

      "MAJORITY BANKS"

      means, at any time, Banks:

      (a) whose participations in the Utilisations then outstanding aggregate more than 66 2/3 per cent. of all the Utilisations then outstanding; or

      (b)  if there are no Utilisations then outstanding, whose Tranche
           B Commitments then aggregate more than 66 2/3 per cent. of the Total B Commitments; or

      (c) if there are no Utilisations then outstanding and the Total B Commitments have been reduced to nil, whose Tranche B Commitments aggregated more than 66 2/3 per cent. of the Total B Commitments immediately before the reduction, except that for the purposes of Majority Banks consent under Clause 21.18 (Change of Ownership), the figure 66 2/3 per cent. in this definition will be replaced by 90 per cent.

      "MANAGEMENT AGREEMENT"

      means the management agreement dated 1st June, 1994 between ECE Management Company and the Borrower as amended by an assignment agreement effective as of 4th April, 1996 and a supplemental agreement to be entered into between Diamond PLC, the Borrower and ECE Management and any present or future agreement between a member of the Diamond Group and any other person relating to the provision of management services.

      "MARGIN"

      means the percentage rate per annum set out in Clause 11.2 (Change in Margin).

      "MATERIAL ADVERSE EFFECT"

      means any effect which is materially adverse to the ability of the Borrower or, as the context may require, the Borrower Group (taken as a whole) to perform or comply with any of its obligations under the Finance Documents or which has a material adverse effect on the validity, enforceability or priority of the security granted by the Security Documents.

      "MCDONALD INTERESTS"

      has the meaning given to it in the Shareholders Agreement.

      "MERCURY"

      means Mercury Communications Limited.

      "MERCURY INTERCONNECT AGREEMENT"

      means the interconnect agreement dated 29th January, 1996 between Mercury and the Borrower.

      "MLA COST"

      means the cost imputed to the Banks of compliance with the Mandatory Liquid Assets requirements of the Bank of England during an Interest Period for a Loan, expressed as a rate per annum and determined in accordance with Schedule 4.

      "MONTHLY ACCOUNTS"

      means the consolidated management statements of the Borrower Group for a month, substantially in the form of the Monthly Accounts delivered under
      Part 1 of Schedule 3.

      "NATWEST NOTTINGHAM"

      means National Westminster Bank Plc (Nottingham Smiths Bank Branch) of Midlands Securities Centre, Impact House, 8 Castle Boulevard, Nottingham NG7 1GG.

      "NATWEST PROPERTY AGREEMENT"

      means the commercial loan agreement dated 27th September, 1994 between the NatWest Property Borrower and NatWest Nottingham as secured by a mortgage over the premises situated at Daleside Road, Nottingham dated 27th September, 1994 between the NatWest Property Borrower as chargor and NatWest Nottingham as chargee, as each have been amended and supplemented by a supplemental deed dated 27th September, 1994 between the same parties and as charged by a mortgage dated 2nd April, 1996 granted by the Borrower in favour of National Westminster Bank Plc in respect of the property at Shepshed.

      "NATWEST PROPERTY BORROWER"

      means Diamond Cable Communications (UK) Limited.

      "NET OPERATING CASH FLOW" or "NOCF"

      means, in respect of any relevant period, the sum of:

      (a) net profit after tax for such period before foreign exchange gains and losses, extraordinary or similar, gains and losses and after deducting any interest income earned and any fees paid or payable under the ECE Side Letter and due under the Management Agreement in respect of such period to the extent not already deducted;

      (b) depreciation of tangible assets and amortisation of goodwill, trademarks, deferred debt raising expenses and other intangible assets in respect of such period;

      (c) interest on any Finance Lease Indebtedness which is permitted under Clause 18.13 (Finance Leasing);

      (d) Bank Debt Loan Charges and interest on Subordinated Debt between PLC and any member of the Borrower Group paid or payable in respect of such period;

      (e) other non cash charges less other non cash income in respect of such period; and

      (f)  amounts due under any hedging arrangement,

      in each case, of the Borrower Group.

      "NEW CASH EQUITY"

      means Aggregate Cash Equity injected into the Borrower Group from the date of this Agreement, but excluding any Aggregate Cash Equity which is counted towards the conditions precedent in Clause 4.2(b) (Conditions precedent to Tranche A Utilisations) or Clause 4.3(d) (Conditions precedent to Tranche B Utilisations).

      "NOTTINGHAM BT INTERCONNECT AGREEMENTS"

      means

      (a)  Standard Interconnect Agreement dated 12th July, 1996 between
           BT and Diamond Cable Communications (UK) Limited together with the two attached letters, a billing letter and the Transition Agreement between the same parties, all dated 12th July, 1996;

      (b) Standard Interconnect Agreement dated 12th July, 1996 between BT and Diamond Cable (Grimclee) Limited together with the two attached letters and the Transition Agreement between the same parties, all dated 12th July, 1996;

      (c) Standard Interconnect Agreement dated 12th July, 1996 between BT and Diamond Cable (Lincoln) Limited together with the two attached letters and the Transition Agreement between the same parties, all dated 12th July, 1996; and

      (d) Standard Interconnect Agreement dated 12th July, 1996 between BT and Diamond Cable (Mansfield) Limited together with the two attached letters and the Transition Agreement between the same parties, all dated 12th July, 1996.

      "NOTTINGHAM ENERGIS INTERCONNECT AGREEMENT"

      means the interconnect agreement dated 16th May, 1995 between the Borrower and Energis.

      "NOVATION CERTIFICATE"
      has the meaning given to it in Clause 29.3 (Procedure for novations). "OBLIGOR"

      means the Borrower, Jewel, any of the companies listed in Schedule 1 or an Additional Obligor.

      "OBLIGOR ACCESSION AGREEMENT"

      means a deed substantially in the form of Part 2 of Schedule 6 with such amendments as the Agent may approve or reasonably require.

      "OFFICER"

      means, at any time, any director of the Borrower currently in office.

      "OFT"

      means the Director General of Fair Trading and (to the extent that it assists in the exercise of his powers and duties) the Office of the Director General of Fair Trading and/or any successor or any other body or authority having the right and/or obligations to exercise such powers and duties in the UK.

      "OFTEL"

      means the Director General of Telecommunications and (to the extent that it assists in the exercise of his powers and duties under the Telecommunications Act) the Office of the Director General of Telecommunications and/or any other successor or other body or authority having the right and/or obligation to supervise and/or regulate telecommunications services in the United Kingdom.

      "OPERATING GROUP"

      means each Licence Holding Subsidiary; and "member of the Operating Group" shall be construed accordingly.

      "ORIGINAL ACCOUNTS"

      means the audited consolidated accounts of Diamond PLC for the year ended 31st December, 1995.

      "PARTY"

      means a party to this Agreement.

      "PDS LICENCE"

      means each Prescribed Diffusion Service Licence held by any member of the Operating Group pursuant to the Cable and Broadcasting Act 1984.

      "PERMITTED FLOTATION"

      means the admission of any issued share capital of Diamond PLC or the giving effect to trading arrangements in relation to such issued share capital on any Recognised Investment Exchange whether or not including a sale of issued shares in Diamond PLC or the subscription for new shares in Diamond PLC.

      "PERMITTED SECURITY INTEREST"

      means any Security Interest permitted under Clause 18.9 (Negative pledge).

      "PROJECT"

      means the design, construction, marketing, maintenance, operation and provision of cable television and telecommunication services of whatever description in the Franchise Areas.

      "PROJECT CONTRACT NOTICES"

      means the notices to:

      (a)  BT in relation to the Nottingham BT Interconnect Agreements;

      (b)  Energis in relation to the Nottingham Energis Interconnect
           Agreement;

      (c)  Mercury in relation to the Mercury Interconnect Agreement;

      (d)  BT in relation to the Leicester BT Interconnect Agreement;

      (e) Energis in relation to the Leicester Energis Interconnect Agreement;
      and

      (f)  Mercury in relation to the Leicester Mercury Interconnect
           Agreement,

      and to GPT Finance Limited and Swift Management Services (UK) Limited in relation to the agreements set out in schedule 3 to the Debenture.

      "PROJECT CONTRACTS"

      means:

      (a)  the Nottingham BT Interconnect Agreements, the Mercury
           Interconnect Agreement and the Leicester BT Interconnect Agreement;
           and

      (b)  the Sky Agreement, and

      any other agreements relating to the System or the Project or the business or assets of the Borrower Group which, if cancelled, terminated or revoked and not replaced or replaceable, would be reasonably likely to have a Material Adverse Effect.

      "PROPERTY"

      means a freehold or leasehold property identified in Schedule 2 to the Debenture or an Additional Debenture.

      "QUALIFYING EXPENDITURE"

      means expenditure in developing, maintaining and operating and constructing the System and financing expenses contemplated by the Finance Documents.

      "QUARTER"

      means each quarterly period ending on each Quarter Date.

      "QUARTER DATE"

      means, in each year, 31st March, 30th June, 30th September and 31st December.

      "QUARTERLY ACCOUNTS"

      means the unaudited consolidated accounts of the Borrower Group for a Quarter, substantially in the form of the Quarterly Accounts delivered under Part 1 of Schedule 3.

      "RECOGNISED INVESTMENT EXCHANGE"

      means the London Stock Exchange Limited, the New York Stock Exchange, the American Stock Exchange and NASDAQ and any other investment exchange granted recognition under the Financial Services Act 1986.

      "REFERENCE BANKS"

      means, subject to Clause 29.5 (Reference Banks), the principal London offices of the Agent, CIBC Wood Gundy PLC and one other bank as the Borrower and the Agent may agree.

      "RELEVANT PERCENTAGE"

      means, in relation to a Bank, at any time, the proportionate liability of that Bank under a Bank Guarantee at that time.

      "REPAYMENT AMOUNT"

      means, in respect of the Tranche B Loans as at the Tranche B Term Date and a Repayment Date, the amount that constitutes such percentage of such Tranche B Loans as is set out opposite that Repayment Date under the heading "Repayment percentage" in Clause 6.2 (Repayment of Tranche B).

      "REPAYMENT DATE"

      means each date set out in Clause 6.2 (Repayment of Tranche B) including, for the avoidance of doubt, the Final Maturity Date.

      "REPORTED ANNUALISED CASH FLOW"

      means, at any time, twice the aggregate of Net Operating Cash Flow for the most recent period of six months for which Monthly Accounts have been received by the Agent at such time, as shown by the certificate delivered with those Monthly Accounts referred to in Clause 18.2(a)(vi) (Financial Information).

      "REQUEST"

      means a Loan Request or a Bank Guarantee Request.

      "SECURITY ACCOUNT"

      means any account established under Clause 5.4 (Security Accounts) of the Debenture excluding, for the avoidance of doubt, the Construction Liability Account.

      "SECURITY ASSET"

      means all assets the subject of any Security Interest constituted by the Security Documents.

      "SECURITY DOCUMENT"

      means any of:

      (a) the Debenture; and

      (b) any Additional Debenture,

      and any other present or future document evidencing or creating any Security Interest to secure any obligations of an Obligor to a Finance Party under any Finance Document.

      "SECURITY INTEREST"

      means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

      "SHAREHOLDERS AGREEMENT"

      means the Shareholders Agreement dated 1st September, 1994 between ECCP, AmSouth Bank as trustee of the McDonald Interests, CGT Family Corporation, Diamond PLC, GS Capital Partners and William White McDonald as amended from time to time.

      "SKY AGREEMENT"

      means the letter (from time to time) from British Sky Broadcasting Limited to either Diamond Cable Communications (UK) Limited or Diamond Cable (Leicester) Limited notifying the Sky Television rate card in respect of subscribers for carriage of Sky's channels together with any other arrangements that may be recognised by the relevant parties as representing arrangements currently subsisting between the parties.

      "STERLING"

      means the lawful currency of the U.K.

      "SUBORDINATED INDEBTEDNESS"

      means any Financial Indebtedness of any member of the Borrower Group to Diamond PLC.

      "SUBORDINATION AGREEMENT"

      means an agreement dated the date of this Agreement between Diamond PLC (as junior creditor), the Obligors and the Security Agent.

      "SUBSCRIBER AGREEMENT"

      means any agreement with a Subscriber for the provision of cable services and/or telephony services via the System.

      "SUBSCRIBERS"

      means, as at any time, the total number of individuals or entities subscribing to cable service and/or telephony service provided by the System who have not been disconnected.

      "SUBSIDIARY"

      means:

      (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985 as amended by Section 144 of the Companies Act 1989; and

      (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985.

      "SUPPLEMENTAL AGREEMENT"

      means the supplemental agreement dated 13th February, 1997 between the Parties, amending and restating this Agreement.

      "SYSTEM"

      means any telecommunication system (and all apparatus comprised therein) of whatever description to be operated or run by or on behalf of the Operating Group to provide any cable television and/or telecommunication services of whatever description in all or any part of any of the Franchise Areas together with all other apparatus and equipment of any description to be operated or used by the Operating Group in connection with the provision of any such services.

      "TELECOMMUNICATIONS ACT"

      means the Telecommunications Act 1984.

      "TELECOMMUNICATIONS LICENCES"

      means each of the telecommunications licences granted to a member of the Operating Group by the Secretary of State for Trade and Industry pursuant to Section 7 of the Telecommunications Act in respect of the Franchise Areas being as at the date of this Agreement:

      (a) Telecommunications Licence dated 17th April, 1990 in favour of the Borrower;

      (b) Telecommunications Licence dated 16th January, 1991 in favour of Alphavision Communications Grim-Clee Limited (now named Diamond Cable (Grimclee) Limited);

      (c) Telecommunications Licence dated 27th March, 1991 in favour of Diamond Cable (Grantham) Limited;

      (d) Telecommunications Licences dated 27th March, 1991 and 16th September, 1994 in favour of Diamond Cable (Newark-on-Trent) Limited;

      (e) Telecommunications Licence dated 17th January, 1991 in favour of Alphavision Communications Lincoln Limited (now named Diamond Cable (Lincoln) Limited);

      (f) Telecommunications Licence dated 20th February, 1991 in favour of Diamond Cable (Mansfield) Limited;

      (g) Telecommunications Licence dated 27th March, 1991 in favour of Diamond Cable (Melton Mowbray) Limited; and

      (h) Telecommunications Licences dated 3rd September, 1990 in favour of Leicester Communications Limited and dated 21st December, 1994 in favour of LCL Cable Communications Limited (now Diamond Cable (Leicester) Limited),

      together with any telecommunications licence granted to any other member of the Operating Group at any time.

      "TITLE CERTIFICATES"

      means the certificates of title in the agreed form provided by Eversheds addressed to the Agent in respect of the Properties identified in
      Schedule 2 to the Debenture.

      "TOTAL A COMMITMENTS"

      means the aggregate for the time being of the Tranche A Commitments being, subject to Clause 9 (Prepayment and cancellation), pounds sterling 15,000,000 at the date of this Agreement.

      "TOTAL B COMMITMENTS"

      means the aggregate for the time being of the Tranche B Commitments, being subject to Clause 9 (Prepayment and cancellation), pounds sterling 220,000,000 at the date of this Agreement.

      "TOTAL FIXED LOAN CHARGES"

      means all interest, fees (excluding arrangement fees), commissions and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised):

      (a) of the Borrower Group in effecting, servicing or maintaining all indebtedness of the Borrower Group in respect of moneys borrowed from, or debit balances at, financial institutions; and

      (b) of Diamond PLC in effecting, servicing or maintaining the High Yield Debt issued under the Indentures.

      "TOTAL LEVERAGE RATIO"

      means, for a financial period, the ratio of the aggregate of Bank Debt and High Yield Debt to ANOCF for that financial period.

      "TRANCHE"

      means either of Tranche A or Tranche B.

      "TRANCHE A LOANS" or "TRANCHE B LOANS"

      means the Facility available under Clause 2.1(a) or 2.1(b) respectively.

      "TRANCHE A COMMITMENT"

      means the amount in Sterling set opposite the name of a Bank in relation to Tranche A in Part 1 of Schedule 2 or the amount acquired by a Bank under Clause 29 (Changes to the Parties) as Tranche A Commitment, to the extent not cancelled, transferred or reduced under this Agreement.

      "TRANCHE A COMMITMENT PERIOD"

      means the period from the date of the Supplemental Agreement to the Tranche A Term Date (both dates inclusive).

      "TRANCHE A TERM DATE"

      means the date falling 90 days from the date of the Supplemental
      Agreement.

      "TRANCHE B COMMITMENT"

      means the amount in Sterling set opposite the name of a Bank in relation to Tranche B in Part 2 of Schedule 2 or the amount acquired by a Bank under Clause 29 (Changes to the Parties) as Tranche B Commitment, to the extent not cancelled, transferred or reduced under this Agreement.

      "TRANCHE B COMMITMENT PERIOD"

      means the period from the date of the Supplemental Agreement to the Tranche B Term Date (both dates inclusive).

      "TRANCHE B LEVERAGE RATIO"

      means at any time the ratio of the aggregate of Tranche B Loans outstanding and the Undrawn Face Amount of Bank Guarantees outstanding to Reported Annualised Cash Flow at that time.

      "TRANCHE B TERM DATE"

      means 30th June, 2000.

      "U.K."

      means the United Kingdom.

      "UNDRAWN FACE AMOUNT"

      means, in relation to an outstanding Bank Guarantee, the maximum amount that may be or become payable to the Beneficiary of that Bank Guarantee.

      "US$"

      means the lawful currency of the United States of America.

      "UTILISATION":

      means

      (a) all the Loans the subject of a Loan Request served by the Borrower for Loans; or

      (b) all the Bank Guarantees the subject of a Bank Guarantee Request served by the Borrower for Bank Guarantees.

      "UTILISATION DATE"

      means:

      (a) in the case of a Loan or a Utilisation comprising Loans, the Loan Date; or

      (b) in the case of a Bank Guarantee or a Utilisation comprising Bank Guarantees, the Issue Date.

      "VALUE ADDED TAX" or "VAT"

      means value added tax as referred to in Section 1 of the Value Added Tax Act 1994 or any successor or like or similar Tax.

      "WORKING CAPITAL"

      means, at any time the current assets of the Borrower being realisable within one year (other than investments, short term deposits and cash) less current liabilities due within one year (other than Financial Indebtedness).

1.2 CONSTRUCTION

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) "ACTING IN CONCERT" means actively co-operating, pursuant to an agreement or understanding (whether formal or informal), through the acquisition of shares in a company, to obtain or consolidate control of that company;

            "ASSETS" includes properties, revenues and rights of every description;

            an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

            a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

            (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month; and

            (B) if an Interest Period for a Loan commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the month on which it is to end;

            a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulating or other authority or organisation;

      (ii) a provision of law is a reference to that provision as amended or re-enacted;

      (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

      (iv)  a person includes its successors and assigns;

      (v) a Finance Document, Project Contract, Licence or another document is a reference to that Finance Document, Project Contract, Licence or other document as amended, novated or supplemented; and

      (vi)  a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.    FACILITY

2.1   FACILITY

      Subject to the terms of this Agreement (including, without limitation Clause 2.2 (Tranche and Bank limits)):

      (a) each Bank shall participate in the making of Tranche A Loans or the issue of Bank Guarantees to the Borrower during the Tranche A Commitment Period; and

      (b) each Bank shall participate in the making of Tranche B Loans or the issue of Bank Guarantees to the Borrower during the Tranche B Commitment Period.

2.2   TRANCHE AND BANK LIMITS

      Notwithstanding any other provision of this Agreement:

      (a) no Bank shall be obliged to participate in any Utilisation under either Tranche, to the extent that if it were to do so the aggregate of its participation in the Loans and its Relevant Percentage of the Undrawn Face Amount in the Bank Guarantees under that Tranche would exceed its Commitment under that Tranche;

      (b)  the aggregate of Tranche A Loans and the Undrawn Face Amount
           Bank Guarantees may not at any time exceed the Total A Commitments;
           and

      (c)  the aggregate of Tranche B Loans and the Undrawn Face Amount
           Bank Guarantees may not at any time exceed the Total B Commitments

2.3  COMMITMENT PERIOD

(a) The unutilised amount (if any) of the Total A Commitments shall automatically be cancelled at close of business on the Tranche A Term Date.

(b) The unutilised amount (if any) of the Total B Commitments shall automatically be cancelled at close of business on the Tranche B Term Date.

2.4  NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.   PURPOSE

3.1  PURPOSE OF LOANS

     The Borrower shall apply each Loan towards:

     (a) the cost of construction, operation, maintenance and development of the System and any working capital requirements; or

     (b) the provision of cash collateral and/or a guarantee to support an Obligor's obligation under a lease arrangement approved by the Agent.

3.2  PURPOSE OF BANK GUARANTEES

     The Borrower shall apply each Bank Guarantee issued at its request to guarantee the obligations of a Licence Holding Subsidiary to a relevant Beneficiary in respect of its obligations under Condition 20 of Schedule 4 of its Telecommunications Licence or the equivalent provision however numbered.

3.3  RESTRICTIONS

(a) No Loan or any part thereof may be drawn down or applied for the purpose of paying or funding any interest, fees, principal or other amount payable under or in respect of any High Yield Debt except as provided in Clause
     18.16 (Distributions).

(b) No Loan may be made where to do so would result in a breach of an Indenture in respect of High Yield Debt.

3.4  NO DUTY TO MONITOR

     Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Utilisation.

4.   CONDITIONS PRECEDENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

(a) The obligations of each Finance Party to any Obligor under this Agreement are subject to the condition precedent that the Agent has notified (in writing) the Borrower and the Banks that it has received all of the documents set out in Part 1 of Schedule 3 in form and substance satisfactory to the Agent, and the Agent shall use reasonable endeavours to give such notice as soon as practicable after receiving such documents.

(b) The condition precedent in paragraph (a) above may only be amended or waived by the Agent in any respect if the Agent is acting in accordance with the instructions of all the Banks.

4.2  CONDITIONS PRECEDENT TO TRANCHE A UTILISATIONS

(a) The obligations of each Bank to make available or participate in any Utilisation under Tranche A is subject to the further condition precedent that the aggregate of the Tranche A Loans and the Undrawn Face Amount of the Bank Guarantees would not, if the Utilisation requested in the Request (and in all other Requests in respect of which the Utilisation Date has not yet occurred) were made, exceed the Tranche A Commitments on the proposed Utilisation Date.

(b) In addition to the obligations under paragraph (a) above, the obligations of each Bank to make available or participate in any Tranche A Loan is subject to the further condition precedent that in the case of the first Tranche A Loan to be made available under Tranche A two Officers have certified that:

     (i)  Aggregate Cash Equity injected and spent on Qualifying
          Expenditure is not less than pounds sterling 300,000,000; and

     (ii) a further amount of Aggregate Cash Equity in an amount of not less than pounds sterling 12,000,000 has been injected into the Borrower and has been and/or will be spent on Qualifying Expenditure.

4.3  CONDITIONS PRECEDENT TO TRANCHE B UTILISATIONS

     The obligation of each Bank to make available or participate in any Utilisation under Tranche B is subject to the further condition precedent that:

     (a) the Agent has notified the Borrower and the Banks that all the conditions precedent specified in Part 2 of Schedule 3 and under Clause 4.2 (Conditions precedent to Tranche A Utilisation) have been satisfied;

      (b) the Reported Annualised Cash Flow is an amount of at least pounds sterling 15,000,000;

      (c) the making of the Utilisation requested in the Request would not cause the aggregate of the Tranche B Loans and the Undrawn Face Amount of the Bank Guarantees at that time to exceed the then Available Total B Commitments or the aggregate of the Loans and the Undrawn Face Amount of the Bank Guarantees to exceed the Total B Commitments; and

      (d)  two Officers have certified that further amounts of Aggregate
           Cash Equity in an amount of not less than $30,000,000 and in an amount of not less than pounds sterling 69,500,000 have been injected into the Borrower and those amounts, whether in the currency of injection or not, have been spent on Qualifying Expenditure.

4.4   FURTHER CONDITIONS PRECEDENT

      The obligation of each Bank to make available or participate in any Utilisation is subject to the further condition precedent that on both the date of the Request and the Utilisation Date:

      (a)  the representations and warranties in Clause 17
           (Representations and Warranties) to be repeated on those dates are correct in all material respects and will be correct immediately after the Utilisation is made as if given on that date by reference to the facts and circumstances then existing;

      (b) no Default is outstanding or will result from the making of the Utilisation.

5.   DRAWDOWN

5.1  REQUESTS

(a) Subject to the other provisions of this Agreement the Borrower may borrow a Tranche A Loan or request the issue of a Bank Guarantee during the Tranche A Commitment Period or a Tranche B Loan or request the issue of a Bank Guarantee during the Tranche B Commitment Period if the Agent receives, not later than 3 Business Days before the proposed Utilisation Date, a duly completed Request.

(b) Each Request is irrevocable and, unless the Agent otherwise agrees, a Loan Request may specify one Loan only.

(c) The Borrower may not deliver a Loan Request in relation to a Tranche less than one month after delivery of a previous Loan Request in relation to that Tranche.

(d)  The Borrower may not deliver a Loan Request:

     (i) more than 45 days after the end of any Quarter if the Agent has not received a Financial Covenant Certificate for that Quarter; and

     (ii) more than 45 days after the end of any month if the Agent has not received a certificate under Clause 18.2(a)(vi) (Financial information) for that month.

5.2   COMPLETION OF LOAN REQUESTS

      A Loan Request will not be regarded as having been duly completed unless:

      (a)   for a Tranche A Loan:

            (i) the Loan Date is a Business Day falling on or before the Tranche A Term Date; and

            (ii) the principal amount of the Loan is a minimum of pounds sterling 5,000,000 or such other amount as may be agreed between the Parties or the balance of the unutilised aggregate amount of the Total A Commitments available at such time;

      (b)   for a Tranche B Loan:

            (i) the Loan Date is a Business Day falling on or before the Tranche B Term Date; and

            (ii) the principal amount of the Loan is a minimum of pounds sterling 5,000,000 or such other amount as may be agreed between the Parties or the balance of the unutilised aggregate amount of the Available Total B Commitments available at such time.

      (c) the first Interest Period selected complies with Clause 10 (Interest Periods);

      (d)   the payment instructions comply with Clause 12 (Payments); and

      (e)   the Loan Request contains the information specified in Clause 2 of
            Part 1 of Schedule 5.

5.3   COMPLETION OF BANK GUARANTEE REQUESTS

      A Bank Guarantee Request will not be regarded as having been duly completed unless:

      (a)   the Issue Date is a Business Day;

      (b) the requested Undrawn Face Amount of the Bank Guarantee is a specified amount, certified by the Borrower to be the appropriate amount required for compliance with its obligations under Condition 20 of Schedule 4 of each relevant Telecommunications Licence or the equivalent provision, however numbered, but the aggregate Undrawn Face Amount of the Bank Guarantees shall not exceed pounds sterling 3,750,000 (except that, if the Borrower is granted a National Telecommunications Act Licence, the Banks shall at the request of the Borrower reconsider that limit in good faith);

      (c) it includes the name and address of the Beneficiary or Beneficiaries;

      (d)   the date on which the Bank Guarantee is to terminate;

      (e) the name or names of the relevant Licence Holding Subsidiary or Licence Holding Subsidiaries and the relevant Franchises are specified; and

      (f) the Bank Guarantee Request contains the information specified in Clause 2 of Part 2 of Schedule 5.

      If the Borrower wishes an amendment to the terms of a Bank Guarantee or the Borrower wishes the termination or withdrawal of a Bank Guarantee (in whole or in part), the Borrower shall notify the Issuing Bank through the Agent of:

      (i)   the relevant Bank Guarantee;

      (ii) the amendments to be made, provided that if a Bank Guarantee Request had been submitted in respect of that Bank Guarantee (as amended in accordance with the proposed amendments), that Bank Guarantee Request would have been duly completed in accordance with this Clause 5.3 and provided that those amendments can be made in accordance with the terms of that Bank Guarantee; and/or

      (iii) the date on which that termination or withdrawal is to be effective in accordance with the terms of the Bank Guarantee,

      whereupon the relevant Beneficiary or Beneficiaries of that Bank Guarantee shall be notified by the Issuing Bank of the amendment in accordance with the terms of the relevant Bank Guarantee.

5.4   UTILISATION

      (a) The Agent shall promptly notify each Bank of the details of a requested Utilisation.

      (b) The amount of a Bank's participation in a Loan will be the proportion of the relevant Tranche A Loan or Tranche B Loan which its Tranche A Commitment or Tranche B Commitment bears to the Total A Commitments or the Total B Commitments, as appropriate.

      (c)  The amount of a Bank's Relevant Percentage will be:

            (i) for a Bank Guarantee which is outstanding during the period from the first Utilisation under Tranche A to the first Utilisation under Tranche B, the proportion which that Bank's Tranche A Commitment bears to the Total A Commitments; and

            (ii) for a Bank Guarantee which is outstanding during
                 the period from the first Utilisation under Tranche B to the Final Maturity Date, the proportion which that Bank's Tranche B Commitment bears to the Total B Commitments.

5.5   ADVANCE OF LOAN

      Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the Borrower on the relevant Loan Date.

5.6   DELIVERY OF BANK GUARANTEES

      Subject to the terms of this Agreement:

      (a) on the relevant Issue Date, the Issuing Bank shall deliver the Bank Guarantee to the Borrower for the Beneficiary or Beneficiaries specified in the Bank Guarantee Request; and

      (b) subject to receipt, the Borrower shall as soon as practicable deliver a copy of the Bank Guarantee to that Beneficiary or those Beneficiaries.

6.    REPAYMENT

6.1   REPAYMENT OF TRANCHE A

      On the Tranche A Term Date the Borrower shall repay the Tranche A Loans. For the avoidance of doubt the Borrower shall not be required to retire or redeliver any Bank Guarantee on the Tranche A Term Date.

6.2   REPAYMENT OF TRANCHE B

      The Borrower shall, on the dates set out below, repay the Tranche B Loans by the following Repayment Amounts, being the percentage of the Tranche B Loans set out below under the heading "Repayment percentage".


      REPAYMENT DATE                  REPAYMENT PERCENTAGE
      31 December 2000                               3.00%
      31 March 2001                                  3.00%
      30 June 2001                                   3.00%
      30 September 2001                              3.00%
      31 December 2001                               3.00%

      31 March 2002                                  5.00%
      30 June 2002                                   5.00%
      30 September 2002                              5.00%
      31 December 2002                               5.00%

      31 March 2003                                  9.00%
      30 June 2003                                   9.00%
      30 September 2003                             10.00%
      31 December 2003                              10.00%

      31 March 2004                                 12.00%
      30 June 2004                                  15.00%

      The Repayment Amount payable on the Final Maturity Date shall also include any other amounts outstanding under the Finance Documents on that date.

7.    CLAIMS UNDER THE BANK GUARANTEES

7.1   NOTIFICATION OF CLAIM

      If a Beneficiary makes a claim under a Bank Guarantee in accordance with its terms, the Issuing Bank shall promptly notify the Agent of the claim. If a claim under a Bank Guarantee has been made on the Issuing Bank and notified to the Agent, the Agent shall promptly notify the Borrower and each Bank specifying:

      (a)  the relevant Bank Guarantee;

      (b)  the date on which payment is to be made (the "PAYMENT DATE");

      (c) the aggregate amount of the claim (the "CLAIMED AMOUNT") and each Bank's Relevant Percentage of the Claimed Amount; and

      (d) the details of the Issuing Bank's account to which payment is to be made.

7.2  PAYMENT BY THE BORROWER

      The Borrower shall, not later than 9.30 a.m. on the Payment Date, pay to the Issuing Bank the Claimed Amount.

7.3  PAYMENT BY THE BANKS

(a) If the Issuing Bank has not received the Claimed Amount from the relevant Borrower by 9.30 a.m. on the Payment Date, it shall notify the Agent not later than 10.30 a.m. on that day.

(b) The Agent shall, if notified under paragraph (a) above, notify each Bank which participated in the Bank Guarantee not later than 12.00 noon on that day.

(c) Each Bank notified under paragraph (b) above shall pay to the Issuing Bank, not later than 3.00 p.m. on the Payment Date, that Bank's Relevant Percentage of the unpaid amount of the Claimed Amount.

7.4  DEFAULT BY BANKS

(a) If any Bank (a "DEFAULTING BANK") fails to make any payment due from it for the account of the Issuing Bank under Clause 7.3 (Payment by the Banks), then until the Issuing Bank has been reimbursed in respect thereof in full (but without prejudice to the obligations of that Defaulting Bank to make such payment):

      (i) the Defaulting Bank shall hold on trust for the Issuing Bank the benefit of any security now or hereafter created to secure the obligations of the Borrower under this Agreement and to which that Defaulting Bank would have been entitled had it made such payment; and

      (ii) for the purposes of determining the constitution of the Majority Banks:

           (1) the Issuing Bank shall be treated as having a Tranche A Commitment or a Tranche B Commitment equal to that of the Defaulting Bank (in addition to the Tranche A Commitment or the Tranche B Commitment (if any) which the Issuing Bank already had in its capacity as a
                   Bank); and

            (2) that Defaulting Bank shall be treated, for such purpose only, as having no Tranche A Commitment or Tranche B Commitment.

(b) The rights conferred upon the Issuing Bank in this Clause 7.4 are in addition to any other rights which it may have against a Defaulting Bank.

8.   COUNTER-INDEMNITY FOR THE BANK GUARANTEES

8.1  INDEMNITY

(a) The Borrower agrees to pay to the Agent for the account of each Bank on demand from the Agent an amount equal to and in the same currency as each amount demanded in accordance with paragraph (b) below of, or paid out by, the Bank under Clause 7.3 (Payment by the Banks) in respect of any Bank Guarantee issued for the account of the Borrower and undertakes to indemnify and hold harmless each Finance Party from and against all liabilities, costs, losses, damages and expenses which any Finance Party may incur or sustain by reason of or arising in any way whatsoever in connection with or by reference to the issue of any such Bank Guarantee or its performance of the obligations expressed to be assumed by it under any such Bank Guarantee save to the extent that any such liability, cost, loss, damage or expense:

      (i) is caused by the wilful misconduct, default or gross negligence of the Finance Party concerned; or

      (ii) represents a day to day cost of the Finance Party incurred by it in the ordinary course of its business in connection with or by reference to the issue of any Bank Guarantee or the performance of the obligations expressed to be assumed by it under or related to that Bank Guarantee or in respect thereof which is not an increased cost of the nature compensated by the Borrower under Clause 13 (Taxes) or 15.1 (Increased Costs) or is excluded from costs to be compensated under Clauses 13 (Taxes) or 15.1 (Increased Costs) by virtue of its express terms.

(b)   The Borrower and each Bank unconditionally and irrevocably:

      (i) authorises and directs the Issuing Bank to pay any prima facie valid demand under and in accordance with any Bank Guarantee issued for its account without requiring proof of the agreement of the Borrower or any Licence Holding Subsidiary or any Bank that the amounts so demanded or paid are or were due and notwithstanding that the Borrower or any Licence Holding Subsidiary may dispute the validity of any such request, demand or payment;

      (ii) confirm that the Issuing Bank deals in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set off, counterclaim or defence as between the Borrower or any Licence Holding Subsidiary and the Beneficiary of any Bank Guarantee; and

      (iii) agree that neither the Issuing Bank nor any Bank need have regard to the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection therewith or any incapacity of or limitation upon the powers of any person signing or issuing such demand, certificate or statement which appears on its face to be in order and agree that neither the Issuing Bank nor any Bank shall be obliged to enquire as to any such matters and may assume that any such demand, certificate or statement which appears on its face to be in order is correct and properly made.

8.2   RIGHTS OF CONTRIBUTION AND SUBROGATION

(a) Until the Facility has been fully and irrevocably discharged and all amounts which are or may become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Obligor shall, by virtue of any payment made by it or them under or in connection with or referable to this Clause 8 or otherwise, be subrogated to any rights, security or moneys held or received by a Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against a Finance Party. All rights of contribution or similar rights arising under or in connection with the Finance Documents against any Finance Party are hereby waived by the Obligors.

(b) Notwithstanding paragraph (a) above, the Issuing Bank shall, provided that no Event of Default is outstanding and provided further that it has been satisfactorily indemnified against all potential cost, losses and expenses, afford the Obligors such assistance as is reasonably necessary in the circumstances to contest any claim made by a Beneficiary which the Obligors are able to demonstrate to the reasonable satisfaction of the Issuing Bank is a claim that (i) cannot be contested without the assistance of the Issuing Bank and (ii) is not properly merited.

8.3   WAIVER OF DEFENCES

      The Borrower agrees that its obligations under this Clause 8 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate it from its obligations hereunder in whole or in part, including without limitation and whether or not known to it:

      (a) any time or waiver granted to or composition with a Finance Party, the Beneficiary of any Bank Guarantee or any other person;

      (b) any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party or other person or arising under any Bank Guarantee; or

      (c) any variation or extension of (where that extension is requested by the Borrower) or increase in liabilities under any Bank Guarantee, so that references in this Agreement to any Bank Guarantee shall include each such extension and variation.

8.4   CONTINUING INDEMNITY

      This shall be a continuing indemnity, shall extend to the ultimate balance of the obligations and liabilities of the Borrower under this Clause 8 and shall continue in force notwithstanding any intermediate payment in whole or in part of such obligations or liabilities.

8.5   ADDITIONAL SECURITY

      The obligations of the Borrower under this Clause 8 shall be in addition to and shall not be in any way prejudiced by any collateral or other security now or hereafter held by any Finance Party as security or any lien to which that Finance Party may be entitled.

8.6   PRESERVATION OF RIGHTS

      No invalidity or unenforceability of all or any part of this Clause 8 shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this Clause 8.

9.   PREPAYMENT AND CANCELLATION

9.1  VOLUNTARY PREPAYMENT OF TRANCHE A

(a) The Borrower may at the end of any Interest Period, by giving not less than 10 days' prior notice to the Agent, prepay (without premium but without prejudice to Clause 26.2 (Other indemnities)) any Tranche A Loans in whole or in part (but, if in part, in a minimum amount of pounds sterling 5,000,000 and an integral multiple of pounds sterling 500,000).

(b) Any Tranche A Loans prepaid under paragraph (a) may be reborrowed under Tranche A subject to the terms hereof.

9.2  VOLUNTARY PREPAYMENT OF TRANCHE B

(a) The Borrower may, by giving not less than 30 days' prior notice (or prior to the Tranche B Term Date 10 days' prior notice if the prepayment is to be made before the Tranche B Term Date) to the Agent, prepay (without premium but without prejudice to Clause 26.2 (Other indemnities)) any Tranche B Loans in whole or in part (but, if in part, in a minimum amount of pounds sterling 5,000,000 and an integral multiple of pounds sterling 500,000).

(b) Any Tranche B Loans prepaid prior to the Tranche B Term Date may be reborrowed under Tranche B subject to the terms hereof. Any Tranche B Loans prepaid after the Tranche B Term Date may not be reborrowed and shall be applied against the Repayment Amounts in inverse order of maturity or if so elected by the Borrower by notice in writing prior to the date of prepayment, in chronological order of maturity.

9.3  VOLUNTARY CANCELLATION

(a) The Borrower may, by giving not less than 10 days' prior notice to the Agent, cancel the undrawn amount of the Total A Commitments and/or Total B Commitments in whole or in part (but, if in part, in a minimum amount of pounds sterling 5,000,000 and an integral multiple of pounds sterling 500,000).

(b) Any cancellation in part shall be applied against either the relevant Tranche A Commitment and/or Tranche B Commitment, as the case may be, of each Bank pro rata.

(c) If, at the same time as cancelling the whole of the Total A Commitments and the Total B Commitments, the Borrower repays the Loans, it shall not be obliged to satisfy the requirements of paragraphs (a) or (b) above.

9.4  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

     If:

      (a) an Obligor is, or will be on the last day of the then current interest period, required to pay to a Bank any additional amounts under Clause 13 (Taxes) or is otherwise obliged to account for tax in respect of interest paid under this Agreement; or

      (b) an Obligor is or will be required to pay to a Bank any amount under Clause 15 (Increased costs and illegality); or

      (c) interest on a Bank's participation in a Loan is being calculated in accordance with Clause 14.4(c) (Alternative basis),

      then, without prejudice to the obligations of any Obligor under those Clauses, the Borrower may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling 5 Business Days after the date of service of the notice:

      (i) the Borrower shall prepay that Bank's participation in the Loans (without premium but without prejudice to Clause 26.2 (Other indemnities));

      (ii) that Bank's Commitment shall be cancelled; and

      (iii) the Borrower shall deposit an amount equal to that Bank's
           Relevant Percentage of all outstanding Bank Guarantees as cash cover for the outstanding liabilities of that Bank under those Bank Guarantees.

      Any prepayment of a Tranche B Loan under this Clause 9.4 shall be applied against the Repayment Amounts in chronological order of maturity.

9.5  MANDATORY PREPAYMENT

(a) Subject to paragraph (b) below, in relation to any Quarter ending on or after the Tranche B Term Date, if the relevant Financial Covenant Certificate (as defined in Clause 18.2 (Financial information)) shows that:

      (i) the Total Leverage Ratio for the two previous consecutive Quarters for which a Financial Covenant has been received by the Agent is less than 4:1; and

      (ii) the amount of Excess Cash Flow for that Quarter is in excess of Pounds Sterling 5,000,000 (that excess amount being the "EXCESS AMOUNT"), the Borrower shall prepay the aggregate of the Tranche B Loans up to the Excess Amount in an amount equal to the aggregate of:

      (A)  the lesser of Excess High Yield Interest and the Excess
           Amount; and

      (B) if and to the extent that Excess High Yield Interest is less than the Excess Amount, seventy per cent. of the difference between those amounts,

      for that Quarter. Such prepayment shall be made on the first Repayment Date following receipt by the Agent of a Financial Covenant Certificate relating to such Quarter. For the purposes of this paragraph (a), "EXCESS HIGH YIELD INTEREST" means any amount which is paid in respect of cash interest falling due on High Yield Debt due under the Indentures in excess of the amount shown in the Agreed Base Case but paid during a Quarter in accordance with Clause 18.16(a)(iii) (Distributions).

(b) Any prepayment under this Clause 9.5 shall be applied against the Repayment Amounts in inverse order of maturity as to one half thereof and in chronological order of maturity as to the other half thereof.

9.6 MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment or cancellation under this Clause 9 of this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total A Commitments or the Total B Commitments cancelled under this Agreement may subsequently be reinstated.

(e) The obligations of each Bank under Clause 7.3 (Payments by the Banks) in relation to Bank Guarantees shall continue, notwithstanding any cancellation of its Tranche A Commitment or its Tranche B Commitment in whole or in part under this Agreement.

10. INTEREST PERIODS

10.1 SELECTION

(a) The Borrower may select an Interest Period for a Loan in either the relevant Loan Request or, if the Loan has been borrowed, a notice received by the Agent not later than 2 Business Days before the commencement of that Interest Period. Each Interest Period for a Loan will commence on its Drawdown Date or the expiry of its preceding Interest Period.

(b) Subject to the following provisions of this Clause 10, each Interest Period will be for 1, 3 or 6 months or such other duration as the Banks may agree, as so selected under paragraph (a) above.

(c) If the Borrower fails to select an Interest Period for an outstanding Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 10, be 3 months' duration.

10.2  NON-BUSINESS DAYS
      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3  CONSOLIDATION

      If the Borrower notifies the Agent with the relevant Request for a Loan that it wishes to consolidate that Loan with another Loan of the same Tranche, then notwithstanding Clause 10.1 (Selection), the first Interest Period for that Loan shall end on the same day as the current Interest Period for any other Loan of the same Tranche. On the last day of those Interest Periods, those Loans applicable to each Tranche shall be consolidated and treated as one Loan in that Tranche.

10.4  COINCIDENCE WITH REPAYMENT DATES

      If an Interest Period would otherwise overrun the Final Maturity Date, (or in the case of a Tranche A Loan, the Tranche A Term Date) it shall be shortened so that it ends on the Final Maturity Date (or, in the case of a Tranche A Loan, the Tranche A Term Date). The Agent may also shorten any Interest Period for any Loan (and may redesignate any Loan as two Loans) to ensure that the aggregate principal amount of Loans with an Interest Period ending on a Repayment Date is not less than the Repayment Amount due on that Repayment Date.

10.5  OTHER ADJUSTMENTS

      The Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation or splitting of Loans which are outstanding under the same Tranche.

10.6  NOTIFICATION

      The Agent shall notify the Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

11.  INTEREST AND GUARANTEE FEE

11.1 INTEREST RATE

(a) The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

      (i)   Margin;

      (ii)  LIBOR; and

      (iii) MLA Cost.

(b) Except as otherwise provided in this Agreement, accrued interest on each Loan is payable in arrears by the Borrower on the last day of each Interest Period for that Loan and also, if the duration of an Interest Period is 6 months or more, on the date falling 6 months after the first day of that Interest Period.

11.2 CHANGE OF MARGIN

(a) In respect of Tranche A Loans, the Margin shall be 2.5 per cent. per annum.

(b) In respect of a Tranche B Loan, the Margin shall be determined on the first day of the relevant Interest Period with reference to the Tranche B Leverage Ratio as follows:

     (i) if the Tranche B Leverage Ratio is equal to 3.5 or more, the Margin shall be 1.5 per cent. per annum;

     (ii) if the Tranche B Leverage Ratio is equal to 3.0 or more but less than 3.5, the Margin shall be 1 per cent. per annum; and

     (iii) if the Tranche B Leverage Ratio is less than 3.0, the Margin shall be 0.75 per cent. per annum.

(c) For the purposes of paragraph (b) above, the Tranche B Leverage Ratio will be the value set out in the most recent Financial Covenant Certificate delivered in accordance with Clause 18.2(a)(iii) (Financial Information).

(d) If an Event of Default has occurred and is continuing at the start of an Interest Period, the decrease in Margin will only be effected for that Interest Period from the date that such Event of Default ceases to exist.

11.3 GUARANTEE FEE

(a) The rate of Guarantee Fee applicable to each Bank Guarantee will be the same as the rate of the Margin at the time it is payable in accordance with paragraph (c) below.

(b) Guarantee Fee is payable to the Agent for each Bank pro rata to its Relevant Percentage under that Bank Guarantee, unless a Bank has received cash cover for that Relevant Percentage under Clause 15.3 (Illegality).

(c) For each Bank Guarantee, Guarantee Fee is payable quarterly in arrears by the Borrower from the date of issue of that Bank Guarantee to the expiry date of that Bank Guarantee.

11.4 DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate (the "DEFAULT RATE") determined by the Agent to be 1 per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine (each a "DESIGNATED INTEREST PERIOD").

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) Default interest will be compounded at the end of each Designated Interest Period.

11.5  NOTIFICATION

      The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

12.   PAYMENTS

12.1  PLACE

      All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank as it may notify to that Obligor or Bank for this purpose.

12.2  FUNDS

      Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in Sterling.

12.3  DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Agent for this purpose by (unless specified in a Request or otherwise agreed by the Agent) not less than 5 Business Days' prior notice.

(b) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under the Finance Documents.

(c) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

12.4  CURRENCY

(a) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in Sterling.

12.5  SET-OFF AND COUNTERCLAIM

      All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

12.6  NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7  PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

      (i) first, in or towards payment pro rata of any unpaid costs and expenses of the Agent and the Issuing Bank under the Finance Documents;

      (ii) secondly, in or towards payment pro rata of any unpaid costs and expenses and fees of the Agent, the Security Agent, the Arrangers and the Account Bank under this Agreement;

      (iii) thirdly, in or towards payment pro rata of any accrued interest and/or Guarantee Fee due but unpaid under this Agreement;

      (iv) fourthly, in or towards payment pro rata of any principal amount of the Loans due but unpaid under this Agreement; and

      (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

13.    TAXES

13.1   GROSS-UP

       All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any UK tax or amounts in respect of UK tax must be deducted, or any other deductions for or on account of UK tax must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party under the Finance Documents then, subject to Clause 13.3 (Section 840), the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had payment not been made subject to deduction of such tax.

13.2   TAX RECEIPTS

       All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

13.3   SECTION 840

       If, otherwise than as a result of the introduction of, change in, or any officially published change in the interpretation, administration or application of, any law or regulation or any officially published practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement, a Bank or any New Bank (as defined in Clause 29.2 (Transfers by Banks)) is not or ceases to be a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 which is within the charge to UK corporation tax with regard to interest to which it is entitled under or pursuant to this Agreement (a "QUALIFYING BANK") no Obligor will be liable to pay to that Bank or any New Bank (as defined in Clause 29.2 (Transfers by Banks)) under Clause 13.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank was or had not ceased to be a Qualifying Bank.

13.4   TAX CREDIT
       If any Bank receives an additional amount by virtue of Clause 13.1 (Gross-up) and the Bank in question, in its sole opinion (exercised in good faith), determines that it has received or been granted a credit against or relief or remission for, or repayment of, or other benefit in respect of any tax paid or payable by it in respect of, or calculated with reference to, the deduction giving rise to such additional amount, the Bank in question shall, to the extent that it can do so without prejudice to the retention of the amount of relevant credit, relief, remission, repayment or other benefit received, pay to the Obligor such amount as the Bank shall in its sole opinion (exercised in good faith) have concluded to be attributable to the relevant deduction provided always that the Bank shall be left in no more or less favourable position than it would have been in if no additional amount had been required to be paid and the Bank shall be the sole judge of the amount of any such benefit and of the date on which it is received, shall have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and shall not be obliged to disclose to the Obligor any information regarding its tax affairs or tax computations.

14.   MARKET DISRUPTION


14.1  ABSENCE OF QUOTATIONS

      If, in circumstances where sub-paragraph (c) of the definition of LIBOR applies, the Agent requests a quotation from the Reference Banks and a Reference Bank does not supply an offered rate by 12.00 noon on the first day of an Interest Period, the applicable LIBOR shall, subject to Clause
      14.2 (Market disruption), be calculated on the basis of the quotations of the remaining Reference Banks.

14.2  MARKET DISRUPTION

      If:

      (a) in circumstances where sub-paragraph (c) of the definition of LIBOR applies, the Agent requests a quotation from the Reference Banks and no Reference Bank supplies an offered rate by 12.00 noon on the first day of an Interest Period for the purposes of calculating LIBOR or if no other adequate and fair means exist for ascertaining LIBOR; or

      (b) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that, in their opinion:

            (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

            (ii) the cost to them of obtaining matching deposits
                 in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

            the Agent shall promptly notify the Borrower and the Banks of the fact and that this Clause 14 is in operation.

14.3  SUSPENSION OF DRAWDOWNS

      If a notification under Clause 14.2 (Market disruption) applies to a Loan which has not been made, that Loan shall not be made. However, within 5 Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for the borrowing of that and any future Loan. Any alternative basis agreed shall be, with the prior consent of the Majority Banks, binding on all the Parties.

14.4  ALTERNATIVE BASIS

      If a notification under Clause 14.2 (Market disruption) applies to a Loan which is outstanding, then, notwithstanding any other provision of this
      Agreement:

      (a) within 5 Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and/or any other Loans;

      (b) any alternative basis agreed under paragraph (a) above shall be, with the prior consent of the Majority Banks, binding on all the Parties;

      (c) if no alternative basis is agreed, each Bank shall (through the Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Loan;

      (d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the bank of funding its participation in the Loan from whatever sources it may select plus the Margin plus any applicable MLA Cost; and

      (e) each alternative basis so certified shall be binding on the Obligors and the certifying Bank and treated as part of this Agreement.

14.5  MONITORING OF DISRUPTION

      Any notification under Clause 14.2 (Market disruption) shall only apply for such period as the relevant market disruption shall continue.

15.   INCREASED COSTS AND ILLEGALITY

15.1  INCREASED COSTS

(a) Subject to Clause 15.2 (Exceptions), the Borrower shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it as a result of:

      (i) any enactment, introduction, variation of, or change in (occurring after the date of this Agreement); or

      (ii) any change occurring after the date of this Agreement in the commonly accepted interpretation of,

      any law or regulation (including any law or regulation relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)   In this Agreement "INCREASED COST" means:

      (i) an additional cost incurred by a Finance Party as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

      (ii) that portion of an additional cost incurred by a Finance
           Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including its participations in the Loans made or issued or to be made or issued by it under this Agreement as is attributable to it making, funding or maintaining those participations; or

      (iii) a reduction in any amount payable to a Finance Party or in the effective return to a Finance Party under the Finance Documents or a reduction in the effective return to a Finance Party on its capital as is attributable to the Finance Documents and/or the transactions contemplated by the Finance Documents; or

      (iv) the amount of any payment made by a Finance Party, or the amount of any interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by that Finance Party from any other Party under this Agreement, and all references in this paragraph (b) to a Finance Party shall be deemed to include its Holding Company.

15.2  EXCEPTIONS

      Clause 15.1 (Increased costs) does not apply to any increased cost:

      (a)  compensated for by the payment of the MLA Cost;

      (b) compensated for by the operation of Clause 13 (Taxes) or which would have been compensated therefor but for the operation of the exceptions to that Clause; or

      (c) attributable to any change in the rate of Tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate or in which such Bank transacts business.

15.3  ILLEGALITY

      If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or to participate in a Bank Guarantee, then:

      (a) that Bank may notify the Borrower in writing through the Agent accordingly; and

      (b) within 10 days following the date of the notification under paragraph (a) above (or such earlier date as may be necessary to avoid the unlawfulness) and only to the extent necessary to cure the unlawfulness:

           (i)   the Borrower shall prepay that Bank's
                 participation in the Loans (without premium but without prejudice to Clause 26.2 (Other indemnities));

           (ii) the Agent may, by notice to the Borrower declare that, if any Bank Guarantee has not been issued, it shall not be issued;

           (iii) the Agent may, by notice to the Borrower if any Bank Guarantee has been issued, demand that the relevant Borrower shall within five Business Days (or, if later, the latest date permitted by the relevant law) provide cash cover to the affected Bank in an amount equal to that Bank's maximum aggregate actual and contingent liability under that Bank Guarantee and use its reasonable endeavours to procure the release of the Bank from its obligations under the Finance Documents in respect of that Bank Guarantee; and

            (iv) that Bank's Tranche A Commitment and Tranche B Commitment shall be cancelled.

15.4  MITIGATION

      If a Bank becomes aware of circumstances that will lead to that Bank serving a notice under Clause 15.3 (Illegality) or additional amounts becoming payable under Clauses 15.1 (Increased costs) or 13.1 (Gross up), that Bank shall, without prejudice to the obligations of the Borrower, take such steps as are reasonably open to it (but at no cost itself) to mitigate the effect of those circumstances.

16.   GUARANTEE

16.1  GUARANTEE

      Each Obligor irrevocably, unconditionally, jointly and severally:

      (a) as principal obligor, guarantees to each Finance Party prompt performance by each other Obligor of all such other Obligor's obligations under the Finance Documents;

      (b) undertakes with each Finance Party that it shall forthwith on demand by the Agent whenever any other Obligor does not pay any amount when due under or in connection with any Finance Document, pay that amount as if it instead of the other Obligor were expressed to be the principal obligor; and

      (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party it if any obligation guaranteed by any Obligor under this Clause 16.1 is or becomes unenforceable, invalid or illegal.

16.2  CONTINUING GUARANTEE

      This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3  REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Obligor under this Clause 16 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4  WAIVER OF DEFENCES

      The obligations of each Obligor under this Clause 16 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 16 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

      (a) any time or waiver granted to, or composition with, any Obligor or other person;

      (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

      (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 16 shall include each variation or replacement;

      (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or the other document or security, to the intent that each Obligor's obligations under this Clause 16 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

      (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Obligor's obligations under this Clause 16 shall be construed as if there were no such circumstance.

16.5  IMMEDIATE RECOURSE

      Each Obligor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any other Obligor or other person before claiming from such Obligor under this Clause 16.

16.6  APPROPRIATIONS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Obligor shall be entitled to the benefit of the same; and

      (b) hold in a suspense account (subject to the accrual of interest thereon at available market rates for the account of the relevant Obligor) any moneys received from any Obligor or on account of any Obligor's liability under this Clause 16.

16.7  NON-COMPETITION

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Obligor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 16:

      (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Obligor's liability under this Clause 16;

      (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

      (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

      Each Obligor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 16.7.

16.8  ADDITIONAL SECURITY

      This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

17.   REPRESENTATIONS AND WARRANTIES

17.1  REPRESENTATIONS AND WARRANTIES

      Subject to the provisions of the Disclosure Letter, each Obligor makes the representations and warranties set out in this Clause 17 to each Finance Party.

17.2  STATUS

(a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

17.3  POWERS AND AUTHORITY

      It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents, the Management Agreement and the Project Contracts to which it is or will be a party and the transactions contemplated by those Finance Documents, the Management Agreement and those Project Contracts.

17.4  LEGAL VALIDITY

      Each Finance Document, the Management Agreement and each Project Contract to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms subject to applicable insolvency laws and general principles of equity.

17.5  NON-CONFLICT

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party do not and will not:

      (a) conflict with any law or regulation or judicial or official order; or

      (b)  conflict with its constitutional documents; or

      (c) conflict with any document which is binding upon it or any of its assets save to the extent that in relation to a leasehold property in respect of which the landlord's consent to the entry into of the Finance Documents is requested, the consent has not, with the Agent's prior written consent, been obtained.

17.6  NO DEFAULT

(a)  No Default is outstanding or would result from the making of any Loan.

(b) No other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on it or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

(c) Without prejudice to the generality of paragraph (b) above, each Obligor is, and so far as each Obligor is aware all parties contracting with that Obligor are, in compliance with the material terms and conditions of all Project Contracts and the Licence(s) (if any) to which it is party.

17.7 AUTHORISATIONS, CONSENTS AND FILINGS

(a) Save in respect of registration at H.M. Land Registry and the Companies Registration Office of the Security Documents:

      (i) all authorisations required by each Obligor in connection with the entry into, the performance by that Obligor of, the validity and enforceability against that Obligor, and the transactions contemplated by, the Finance Documents, Licences and Project Contracts to which that Obligor is a party have been obtained or effected (as appropriate) and are in full force and effect; and

      (ii) it is not necessary that any of the Finance Documents, the Licences or the Project Contracts be filed, recorded or enrolled with any court or agency in England or that any U.K. stamp, registration or similar tax be paid on or in relation to the execution or performance of any of the Finance Documents, Licences or Project Contracts to which that Obligor is a party.

(b) All actions, conditions and other things required to be taken, fulfilled and done (including the obtaining of all necessary consents) by each Obligor to enable that Obligor to enter into and exercise its rights and perform and comply with its obligations under the Finance Documents and any Licence or Project Contract to which it is a party have been taken, fulfilled and done.

17.8  ACCOUNTS

      The:

      (a)   audited consolidated accounts of Diamond PLC for its financial year;
            and

      (b) financial statements contained in the Form 10-Q submitted by Diamond PLC to the Securities and Exchange Commission Washington D.C. for the relevant Quarter,

      most recently delivered to the Agent under this Agreement:

      (i) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom or (as the case may be) the United States (and the rules and regulations of the Securities and Exchange Commission) consistently applied;

      (ii) fairly represent the consolidated financial condition of Diamond PLC and, as applicable, the Borrower Group as at the date to which they were drawn up; and

      (iii) for the Monthly Accounts dated 30th November, 1996 only, there has, as at the date of this Agreement, been no material adverse change in the consolidated financial condition of the Borrower Group since the date to which those Monthly Accounts were drawn up.

17.9   LITIGATION

       No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which would, if adversely determined, be reasonably likely to have a Material Adverse Effect.

17.10  PROJECT CONTRACTS, MANAGEMENT AGREEMENT AND LICENCES

(a) The copies of the Project Contracts, the Management Agreement and the Licences which have been delivered to the Agent by any Obligor are true and complete copies of such documents.

(b) There are no other agreements to which any Obligor is party on the date of this Agreement relating to the provision of programming for the System, the leasing of any asset forming part of the System, the use by any member of the Operating Group of any public telecommunications network from time to time other than (x) the Subscriber Agreements, (y) all related construction contracts and (z) any agreements to which any member of the Operating Group is a party which are not material to the Project or to the ability of any member of the Borrower Group to perform its obligations under any of the Finance Documents, copies of which have not been delivered or otherwise made available to the Agent prior to the date of this Agreement.

(c) No statutory or regulatory licence, permit, certificate, consent, order or other authorisation (including any Licence and any such licence, permit, certificate, consent, order and other authorisation as is required by ITC and DTI) which is necessary to enable each member of the Operating Group to engage in the cable television and telecommunications business in the places in the United Kingdom and in the manner in which such business is now conducted is outstanding or not in force save for those licences, permits, certificates, consents, orders and other authorisations the absence of which (taken as a whole) are not reasonably likely to have a Material Adverse Effect.

(d) So far as it is aware after all due enquiry, no other person or entity has been authorised or licensed by DTI, ITC or the Cable Authority to construct, operate or run any CATV (Cable TV) or SMATV (Satellite Master Antenna TV) system of any kind to more than 1,000 homes within its Franchise Areas.

(e) The Insurances are in full force and effect and no event or circumstance has occurred nor has there been any omission to disclose a fact which in any such case would entitle any insurer to avoid or otherwise reduce its liability thereunder to less than the amount provided in the relevant policy.

(f) As at the date of this Agreement, no statutory or regulatory licence, permit, certificate, consent, order or other authorisation (including any Licence and any such licence, permit, certificate, consent, order and other authorisation as is required by ITC and DTI) which is necessary to enable each member of the Operating Group to engage in the cable television and telecommunications business in the places in the United Kingdom and in the manner in which such business is now conducted is outstanding or not in force.

17.11 TAXES

(a) The Borrower is now, and since its incorporation has been, and will remain, resident in the U.K. for the purposes of corporation tax.

(b) Each Obligor has paid or discharged all taxes due from it or against its assets on or prior to the due date for payment except for taxes assessed and being contested in good faith by appropriate proceedings but only where adequate reserves have been provided by such Obligor for the payment of such taxes.

17.12 PROPERTIES

(a) The Borrower is not aware of any information or documents which have not been provided to the solicitors preparing the Title Certificates which would make any of the Title Certificates incorrect or misleading in any material respect, and it is not aware that any of the Title Certificates are incorrect or misleading in any material respect.

(b) The information given to the Agent regarding the Properties is in all material respects true and complete and not misleading.

17.3  INFORMATION MEMORANDUM

      Any representation or warranty made by any member of the Diamond Group in the Information Memorandum is true and accurate as at the Information Memorandum Date.

17.14 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

(a) The representations and warranties set out in this Clause 17 (other than Clause 17.13 (Information Memorandum)):

      (i) in the case of an Obligor which is a Party on the date of this Agreement, are made by that Obligor on the date of the Supplemental Agreement; and

      (ii) in the case of an Obligor which becomes a Party after the date of this Agreement, will be deemed to be made by that Obligor (in relation to itself but not the other Obligors) on the date it executes an Obligor Accession Agreement with reference to the facts and circumstances then existing.

(b) The representations and warranties set out in this Clause 17 are deemed to be repeated by each Obligor as follows:

      (i) on the date of each Loan Request and on the date of the Effective Date under (and as defined in) the Supplemental Agreement, Clauses 17.2, 17.3, 17.4, 17.5, 17.6(a), 17.7, 17.8 (i) and (ii),
           17.9 and 17.10(c) with reference to the facts and circumstances then existing; and

      (ii) on the first day of each Interest Period, Clauses 17.2, 17.3, 17.4, 17.5, 17.7, 17.8 (i) and (ii) and 17.10(c) with reference to the facts and circumstances then existing.

(c) The representation and warranty set out in Clause 17.13 (Information Memorandum) is made by each Obligor on the Information Memorandum Date only, with reference to the facts and circumstances then existing.

18.  GENERAL UNDERTAKINGS

18.1  DURATION

      The undertakings in this Clause 18 and Clauses 19 (System Undertakings) and 20 (Management Agreement) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

18.2  FINANCIAL INFORMATION

(a)   Jewel shall supply to the Agent in sufficient copies for all the Banks:

      (i) as soon as the same are available (and in any event within 90 days of the end of its financial year) the audited consolidated accounts of Diamond PLC for that financial year;

      (ii) as soon as the same are available (and in any event within 150 days of the end of its financial year) the audited consolidated accounts of the Borrower Group for that financial year;

      (iii) as soon as the same are available:

            (1) (and in any event within 45 days of the end of each Quarter) the Quarterly Accounts for the Quarters ending 31st March, 30th June, 30th September and 31st December; and

            (2) (and in any event within 45 days of the end of each month) the Monthly Accounts for that month,

            in each case substantially in the form provided to the Agent before the date of this Agreement and initialled for the purposes of identification only;

      (iv)  (1)  (A)  together with the accounts specified in sub-paragraph
                      (a)(ii) above, a certificate signed by its auditors; and

                 (B)  together with the accounts
                      specified in sub-paragraph (a)(iii)(1) above, a certificate signed by an Officer on its behalf,

                  setting out in reasonable detail computations establishing the values of the ratios and quantities tested under Clause
                  18.24 (Financial covenants) substantially in the form of the relevant part of Schedule 9 as at the date to which those accounts were drawn up (each such certificate being a "FINANCIAL COVENANT CERTIFICATE");

            (2)   together with the accounts specified in
                  sub-paragraph (iii)(1) above, a certificate signed by an Officer on its behalf certifying that (so far as he is aware) no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it;

      (v) as soon as the same is available (and in any event before the end of each of its financial years ) an annual budget for the Project prepared on substantially the same basis and in the same format as the form of the budget for the Project for the financial year ending 31st December, 1996; and

      (vi)  together with the Monthly Accounts specified in sub-paragraph
            (a)(iii)(2) above, a certificate signed by an Officer on its behalf confirming the amount of Net Operating Cash Flow for that month.

(b) The Borrower will procure that representatives designated by the Agent be allowed access (at reasonable times and, provided no Default shall have occurred and be continuing, upon 48 hours' notice) to inspect all accounting books, records and other data in any member of the Diamond Group's possession as may be reasonably requested by the Agent subject to that Finance Party agreeing to enter into appropriate confidentiality arrangements.

(c) The Borrower will ensure that all accounts to be furnished or made available for inspection under this Clause 18.2 (a)(i) and (ii) and Clause 18.4(c) (Project claims and information) have been prepared in accordance with generally accepted accounting principles, standards and practices generally accepted in the U.K. (or where relevant the United States) and consistently applied (save as indicated in notes thereto) and present fairly the financial position of the relevant company or companies as at the end of the relevant financial period and the results of its operations for that period.

(d) The Borrower will provide such information as a Finance Party (through the Agent) may from time to time reasonably request in relation to intra Borrower Group indebtedness.

18.3 ACCESS TO SYSTEM, RECORDS AND ACCOUNTS

(a) Each Obligor will procure that representatives designated by the Agent be allowed access (at reasonable times and, provided no Default shall have occurred and be continuing, upon 48 hours' notice) to inspect the System and the technical data, accounting books, records and other data in the possession or control of an Obligor with respect to the System and to take copies thereof for distribution to the Banks at the request of any Bank subject to that Finance Party agreeing to enter into appropriate confidentiality arrangements.

(b) Each Obligor will keep and maintain up to date in accordance with good business practice and all applicable laws all statutory books, books of account and statements with respect to the Project.

18.4  PROJECT CLAIMS AND INFORMATION

(a)   (i)   Each Obligor will furnish to the Agent copies of all notices of default or material adverse claims made by any person against it affecting any material part of the System or Project Contracts
            (including any such demand or claim likely to give rise to a formal investigation by DTI, ITC, OFT or OFTEL);

      (ii) each Obligor will promptly and diligently take all reasonable steps to remedy any such default and protect and defend the System or Project Contracts against any adverse claim in such manner as it reasonably deems fit; and

      (iii) no Obligor will compromise any such claim in any manner which is reasonably likely to have a Material Adverse Effect.

(b)   Each Obligor will promptly inform the Agent in writing:

      (i) of the occurrence of any force majeure event provided for in a Project Contract and the details of that event, together with updates of the situation so long as the event continues to the Agent on a weekly basis (or more frequently if the Agent so requests); and

      (ii) if it becomes aware that any governmental body or negotiating agency is considering limiting, suspending or revoking any licence, permit, certificate, consent, order or other authorisation referred to in Clause 17.10 (Project Contracts, Management Agreement and Licences); and

      (iii) of any other event which is likely significantly to interrupt the Project in any material respect.

(c) The Borrower will provide to the Agent in enough copies for each of the Banks as soon as practicable after the end of each Quarter (and in any case within 90 days of the end of that Quarter) the Form 10Q in relation to Diamond PLC and Form 10K relating to Diamond PLC.

(d)   Each Obligor will promptly provide to the Agent for distribution to the
      Banks:

      (i) any information in connection with the Project or any Project Contract which is given to, received from, or otherwise relates to discussions with, DTI, OFTEL, ITC or OFT (or any other relevant agency); and

      (ii) such other information regarding the Project as the Agent may from time to time reasonably request,

      which, in each case, is material to the financial interests of the Finance Parties under the Finance Documents.

(e) If any Obligor is at any time entitled to make any claim or to institute any legal, arbitral or administrative proceedings against the ITC, OFTEL, OFT, DTI, the U.K. Government or any agency thereof or any other person, it will:

      (i) promptly notify the Agent of, and if such Obligor reasonably deems it appropriate, diligently pursue the claim and take all necessary and proper legal, arbitral or administrative proceedings and consult with the Agent with respect thereto and keep the Agent fully informed of all material aspects thereof; and

      (ii) not release or settle the claim in whole or in part without the prior consent of the Majority Banks if such claim is reasonably likely to have a Material Adverse Effect or is for more than pounds sterling 100,000.

18.5  LITIGATION AND GENERAL INFORMATION

      Each Obligor will supply to the Agent:

      (a) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings, whether current, threatened or pending against any member of the Diamond Group, which if adversely determined is reasonably likely to have a Material Adverse Effect;

      (b) promptly, such further information in the possession or control of any Obligor regarding its business, financial condition and operations as any Finance Party may reasonably request subject to that Finance Party agreeing to enter into appropriate confidentiality arrangements;

      (c) promptly on receipt, all notices or other communications received from the DTI, OFTEL or the ITC which allege or claim that an Obligor is in any breach of any provision of any of the Licences which is reasonably likely to have a Material Adverse Effect or which modify or supplement (or will modify or supplement) any of the provisions of any of the Licences; and

      (d) any application for any grant of any other licence or franchise agreement for any cable television systems with respect to any Franchise Area or any part thereof, promptly upon receipt thereof, in sufficient copies for all of the Banks, if the Agent so requests.

18.6  NOTIFICATION OF DEFAULT

(a) Each Obligor will notify the Agent of any Default (and the steps, if any, being taken to remedy it) as soon as practicable after it becomes aware of the same.

(b) Each Obligor will promptly notify the Agent of any default by a party (other than an Obligor) to a Project Contract to which that Obligor is a party which is material in the context of that Project Contract.

18.7  AUTHORISATIONS

      Each Obligor will promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation:

      (a) to enable it to perform its obligations under, or for the validity of, any Finance Document to which it is a party; or

      (b) to carry out the Project or operate the System in such a manner as to ensure that a Material Adverse Effect is not reasonably likely to occur,

      and will supply the Agent in sufficient numbers for the Banks copies of any such authorisation.

18.8  PARI PASSU RANKING

      Each Obligor will procure that its obligations under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured obligations, except for matters which are mandatorily preferred by law applying to companies generally.

18.9  NEGATIVE PLEDGE

      No Obligor will, and each Obligor will procure that each member of the Diamond Group does not, create or permit to subsist any Security Interest on any of its assets, except as follows:

      (a) any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue or being contested in good faith and by appropriate means;

      (b) any Security Interest created by or required under the Finance Documents;

      (c) in addition to those Security Interests referred to in paragraphs (a) and (b) above any Security Interests at any time securing a principal amount not exceeding in aggregate pounds sterling 15,000,000 for the Borrower Group;

      (d) Security Interests created to satisfy the obligations of the Borrower Group under its Telecommunications Licences to provide funds under Condition 20 of Schedule 4 of such Licences, or the equivalent provision, however numbered;

      (e)  Security Interests created in respect of Interest Rate
           Protection Agreements; and

      (f) any Security Interest created with the prior written consent of the Majority Banks.

18.10 TRANSACTIONS SIMILAR TO SECURITY

(a) Save as provided in paragraph (b), no Obligor will, and each Obligor will procure that each member of the Diamond Group does not:

      (i) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by any member of the Diamond Group or its related entities; or

      (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

      in circumstances where the transaction is entered into primarily as a method of raising finance or financing the acquisition of an asset.

(b)  Paragraph (a) does not apply to:

      (i)  transactions which result in the creation of Permitted
           Security Interests; or

      (ii) transactions which create Finance Lease Indebtedness which is permitted under Clause 18.13 (Finance Leasing).

18.11 DISPOSALS

(a) Without prejudice to the rights reserved to the Obligors pursuant to Clause 19.2(c) (Project Contracts and Licences), no Obligor will sell, transfer or dispose (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) of all or any of its interest in:

      (i)  the System; or

      (ii) the benefit of any Licence; or

      (iii) the benefit of any of the Project Contract (save to the extent that such Project Contract is not material to the System and/or the Project); or

      (iv) any of its assets not referred to in sub-paragraphs (i) to
           (iii) above, present or future.

(b)   Paragraph (a) does not apply to:

      (i) sales, transfers or disposals permitted under any provision of a Finance Document (but excluding any disposal which is permitted at the discretion of any person other than a Finance Party);

      (ii) sales, transfers or disposals on arm's length commercial terms of equipment, plant or other assets which are obsolete or no longer serviceable or required or which are to be replaced by other comparable or superior assets;

      (iii) sales, transfers or disposal of assets with a value in aggregate not exceeding pounds sterling 1,000,000 per annum;

      (iv) sales, transfers or disposals of assets from one Obligor to another Obligor; and

      (v) sales, transfers or disposals which have been approved in advance in writing by the Majority Banks.

(c) Save as is required to construct or operate the System or in relation to the proper conduct of the Borrower Group's business, no Obligor will, and each Obligor will procure that no member of the Borrower Group will, fix or permit the affixing of any Security Assets to any real property which is not a Security Asset.

18.12 COMPLIANCE WITH LAWS AND PAYMENT OF TAXES

(a) Each Obligor will comply with all laws, regulations and authorisations applicable to it which are material to the System or the Project or which, if an Obligor does not so comply, is reasonably likely to have a material adverse effect on the financial condition of that Obligor.

(b) Each Obligor will pay all taxes and all rates, outgoings and other sums payable out of or in respect of any of its present or future property in accordance with prudent business practice.

18.13 FINANCE LEASING

      Subject to Clause 18.29 (Operation of the Security Accounts), no Obligor will incur or permit to subsist any Finance Lease Indebtedness other than any Finance Lease Indebtedness at any time not exceeding a principal aggregate amount for the Borrower Group of Pounds Sterling15,000,000.

18.14 INVESTMENTS

      No Obligor will:

      (a) acquire any share capital or any loan capital of any other corporate body or other investments other than:

            (i) investments in programming activities by way of share capital, loan capital, guarantees, indemnities or loans which when aggregated with the Borrower Group's other investments in programming activities do not exceed Pounds Sterling5,000,000; or

            (ii) investments of surplus cash in deposits with financial institutions whose long term debt is rated A or more by Standard & Poor's Ratings Group or A2 or more by Moody's Investors Service, Inc; or

            (iii) in United States or United Kingdom government securities with maturities not exceeding 2 years; or

            (iv) other investments approved by the Majority Banks
                 or as permitted by paragraph (b) below,

            but only if in each case such investments are the subject of, or the relevant Obligor does what is required to create, a first priority fixed Security Interest pursuant to the Debenture or other Security Document; or

      (b) have or acquire any Subsidiary whether by formation or otherwise, except:

            (i) Subsidiaries existing at the date of this Agreement or contemplated and notified to the Agent prior to the date of this Agreement; and

            (ii) with the prior written consent of the Agent (such
                 consent not to be unreasonably withheld or delayed).

18.15 BORROWING AND GUARANTEES

(a) Subject to Clause 18.29 (Operation of the Security Accounts), no Obligor will incur or permit to subsist any Financial Indebtedness except:

      (i) pursuant to (x) its obligations under its Telecommunications Licences to provide funds under Condition 20 of Schedule 4 of such Licences or any equivalent provision however numbered, or (y) any guarantees or other form of financial support required to be provided by any Obligor to the ITC prior to the granting of a licence; or

      (ii) Finance Lease Indebtedness which is permitted under Clause 18.13 (Finance Leasing) or guarantees in respect thereof; or

      (iii) liabilities under the Finance Documents; or

      (iv)  any Subordinated Indebtedness or Borrower Group Indebtedness; or

      (v) any Financial Indebtedness permitted by Clause 18.23 (Interest Hedging); or

      (vi) any other Financial Indebtedness (other than currency hedging in respect of any High Yield Debt) at any time not exceeding a principal aggregate amount for the Borrower Group of pounds sterling 15,000,000.

(b) No Obligor will give any guarantees or similar assurances against financial loss in respect of the Financial Indebtedness of any person that is not an Obligor except:

      (i)   where contained in any Finance Document; or

      (ii) in respect of Finance Lease Indebtedness which is permitted under Clause 18.13 (Finance Leasing); or

      (iii) as expressly permitted under paragraph (a) above.

18.16 DISTRIBUTIONS

(a) Subject to paragraph (d) below, no Obligor will pay or make any dividend or other distribution (in cash or in kind) or make any payments in respect of Subordinated Indebtedness other than:

      (i)  a dividend or distribution from one Obligor to another Obligor; or

      (ii) so long as no Event of Default has occurred or will result from the relevant payments, to Diamond PLC in an amount not exceeding the amount shown in the Agreed Base Case to fund cash interest falling due on High Yield Debt issued under the Indentures; or

      (iii) so long as no Event of Default has occurred or will result from the relevant payments, to Diamond PLC in an amount exceeding the amount shown in the Agreed Base Case to fund cash interest falling due on High Yield Debt issued under the Indentures if, immediately after the relevant payment, the Coverage of Total Fixed Loan Charges is equal to or more than 1.25; or

      (iv) notwithstanding the terms of the Subordination Agreement and so long as no Event of Default has occurred or will result from the relevant payment, any payment in accordance with the ECE Side Letter provided that the payments are reflected in the most recent annual budget for the Project delivered under Clause 18.2(a) (Financial Information).

(b) If the amount due to be paid under sub-paragraph (a)(ii) above is less than the relevant amount in the Agreed Base Case that Obligor may pay the difference into a specified interest-bearing Security Account. Any such amount may be used, at the option of the Obligor, in the prepayment of Loans or to fund cash interest falling due on High Yield Debt issued under the Indentures in accordance with paragraph (c) below.

(c) Unless an Event of Default is outstanding, any amounts standing to the credit of that Security Account may be withdrawn by the relevant Obligor to pay any amount due to be paid on High Yield Debt to the extent such amounts cannot be paid under sub-paragraph (a)(ii) or (iii) above.

(d) So long as no Event of Default has occurred or will result from the relevant dividend or distribution, an Obligor is permitted to make any dividend or distribution:

      (i) if the ratio of Bank Debt and High Yield Debt to ANOCF is below 3 to 1 for two consecutive Quarters and will subsequently remain below 3 to 1 immediately following that dividend or distribution being made; or

      (ii) to the extent that New Cash Equity has been injected, an amount equal to the amount by which that New Cash Equity is in excess of the greater of:

            (A)  pounds sterling 25,000,000; and

            (B) the aggregate of (1) the cumulative shortfall of actual Net Operating Cash Flow from the relevant amount shown in the Agreed Base Case and (2) the cumulative amount of the excess of actual Qualifying Expenditure from the relevant amount shown in the Agreed Base Case, LESS the aggregate of
            (x) the cumulative excess of actual Net Operating Cash Flow from the relevant amount shown in the Agreed Base Case and (y) the cumulative amount of the shortfall of actual Qualifying Expenditure from the relevant amount shown in the Agreed Base Case, in each case for each Quarter from the date of this Agreement.

18.17 LOANS AND CREDIT

      No Obligor will make any loans, provide credit, enter into any hire purchase, rental, finance or operating lease as lessor or otherwise enter into transactions where third parties incur Financial Indebtedness in its favour except as follows:

      (a)  credit provided pursuant to the terms of any Project
           Contract;

      (b) to the extent permitted by Clause 18.15 (Borrowing and guarantees);

      (c) finance schemes to subscribers in accordance with prudent marketing strategy; and

      (d) in relation to loan capital, guarantees, indemnities or loans permitted under Clause 18.14(a) (Investments).

18.18 FINANCIAL YEAR-END AND COST CAPITALISATION POLICY

(a)   No Obligor will change its financial year-end from 31st December.

(b) Each Obligor will maintain the same cost capitalisation policy as the Borrower adopted for its audited accounts for the year ended 31st December, 1995.

18.19 SCOPE OF BUSINESS

(a) Subject to paragraph (b) below, the business of each Licence Holding Subsidiary will be that of the development, construction, maintenance, operation or running of the System and no Obligor (other than Jewel) will engage in any other business or trading activities, either alone or in partnership or joint venture with any other person, other than those associated with the development, construction, maintenance and operation of the System or reasonably incidental to those activities.

(b)   An Obligor may also act as holding company of any other Obligor.

(c)   (i)   Jewel shall not engage in any business or trading activities, either alone or in partnership, other than the ownership of the entire issued share capital of its Subsidiaries and the administration of that ownership and other activities incidental to an investment holding company (within the meaning of Section 130 of the Income and Corporation Taxes Act 1988) of the Borrower Group.

      (ii) Jewel will not enter into any agreement, instrument or arrangement with any person other than any Finance Document to which it is a party.

      (iii) Jewel will not purchase or otherwise acquire, or agree to do so, any asset from any person other than, with the consent of the Agent (not to be unreasonably withheld or delayed), the acquisition of a company which becomes an Additional Obligor.


18.20 SHARE CAPITAL

      No Obligor will:

      (a) subject to Clause 18.21(a)(i) (Mergers and flotations), purchase, cancel or redeem any of its share capital without the prior written consent of the Majority Banks; or

      (b) increase its share capital or issue any additional shares other than in circumstances where the additional shares are fully and effectively charged under the Debenture to the satisfaction of the Majority Banks; or

      (c) issue any loan capital except Borrower Group Indebtedness other than in circumstances where the loan capital is fully and effectively subordinated to the Financial Indebtedness under this Agreement to the satisfaction of the Majority Banks and subject to the other provisions of this Agreement (including, without limitation, Clause
            18.15 (Borrowing and guarantees)).

18.21 MERGERS AND FLOTATIONS

(a) (Without prejudice to Clause 18.27 (Reorganisation)) no Obligor will enter into any amalgamation, demerger, merger, reconstruction or winding-up nor shall it offer (or permit any other person to offer) any part of its issued or unissued share capital to the public unless:

      (i)  that amalgamation or merger is with another Obligor; or

      (ii) the Majority Banks have given their prior consent.

(b) Neither the Borrower nor Jewel will permit any flotation of any issued share capital of any member of the Diamond Group, other than the Permitted Flotation.

18.22 INTELLECTUAL PROPERTY

      Each Obligor shall promptly notify the Agent of any existing or, promptly following its execution, any material contract for it to acquire (by licence or otherwise), or of any application to register, any material patent, registered design, trade mark or service mark.

18.23 INTEREST HEDGING

(a) No Obligor shall enter into any agreement for the capping or the hedging of its interest exposure unless:

      (i)  the agreement is in substantially the terms of the ISDA
           Master Agreement (1992 version, or such other version as the Agent may from time to time at the Borrower's request agree) and with such other amendments as the Agent may reasonably approve in writing, and is on reasonable market terms;

      (ii) the notional principal amount which is the subject of that agreement shall not, when aggregated with the then existing Hedging Exposure, exceed the hedging limit referred to in paragraph (b) below;

      (iii) the counterparty under that agreement is or is guaranteed by:

            (y)  a Bank; or

            (z) any other financial institution whose long term debt is rated A or more by Standard & Poor's Ratings Group or A2 or more by Moody's Investors Service, Inc,

      provided that, if that counterparty is guaranteed by such a financial institution, the Arrangers have consented in advance to the terms and conditions of the guarantee of the counterparty (such consent not to be unreasonably withheld or delayed).

(b) The Borrower shall procure that prior to the date of the first Tranche B Loan the Borrower Group (taken as a whole) shall have entered into Interest Rate Protection Agreements providing for the capping at not more than 10 per cent. per annum (plus the Margin) of interest in relation to at least 50 per cent. of the aggregate of the projected Tranche B Loans in the Agreed Base Case for the period beginning 1st January, 1998 and ending 30th June, 2001.

(c) For the avoidance of doubt, the Borrower shall be entitled to enter into as many other interest hedging arrangements as it considers appropriate with the Majority Banks' consent (such consent not to be unreasonably withheld or delayed).

18.24 FINANCIAL COVENANTS

(a)   (i)   All the terms used in this Clause 18.24 are to be calculated substantially in accordance with the accounting principles applied in connection with the preparation of the Original Accounts and where applicable on the basis of information supplied pursuant to Clause 18.2 (Financial Information) above except that, if at any time there is a change or a proposal to change the basis upon which the relevant accounts are prepared, then:

            (A) the Borrower shall promptly notify the Agent of the change or proposed change;

            (B) within 5 Business Days of receipt of the notification, the Borrower and the Agent shall enter into discussions for a period of not more than 21 days with a view to agreeing the amendments which would be required to be made to this Agreement (including, without limitation, Clause 18.24 (Financial covenants)) to reflect the basis upon which this Agreement was entered into by the Banks;

            (C) any agreement under sub-paragraph (B) above shall be, with the prior consent of all the Banks, binding on all the Parties; and

            (D) if no agreement is reached under sub-paragraph (B) above, the Borrower's auditors shall certify the amendments which would be required to be made to this Agreement to place the Banks in the same position they would have been in if the change had not taken place; the auditor's certificate will, in the absence of manifest error, be binding on all the Parties.



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                                       70



      (ii) If there is a dispute as to any interpretation or computation under this Clause 18.24, the interpretation or computation of the Agent, in the absence of manifest error, shall prevail.

      (iii) Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated.

(b)   The Borrower shall procure that:

      (i) as at the last day of each Quarter ending on or after the day on which the first Loan under Tranche B was utilised, the Tranche B Leverage Ratio for the Borrower Group will not be more than the number set out in Part 1 of Schedule 7 opposite such date;

      (ii) as at the last day of each Quarter, commencing with the Quarter ending nine months prior to the first Repayment Date, the Coverage of Bank Debt Loan Charges will not be less than the number set out in Part 2 of Schedule 7;

      (iii) Cash Interest Cover in respect of any period of two consecutive Quarters shall not be less than the amount set opposite the date on which such Quarters end in Part 3 of Schedule 7 on such date;

      (iv)  (A)   for the period from the Quarter ended 31st March, 1998 to the earlier of 31st December, 2000 and the last day of the Quarter during which the Total Leverage Ratio has fallen below 4.5:1 for the two previous Quarters ending on that day, Annualised
                  EBITDA shall not be less than the amount set out opposite such last day in Part 4 of Schedule 7 as at the last day of each Quarter (the "RELEVANT QUARTER");

            (B) if the end of the period in sub-paragraph (A) above is 31st December, 2000, then from 31st December, 2000 to the last day of the first Relevant Quarter for which the Total Leverage Ratio is below 4.5:1, Annualised EBITDA shall not be less than the amount which is 15 per cent. below the relevant projection for that period as shown in the Agreed Base Case; and

            (C) from the end of the Quarter in sub-paragraph (A) or (B) above during which the Total Leverage Ratio has fallen below 4.5:1 for the two previous Quarters ending on that day, the Total Leverage Ratio shall remain below 4.5:1, and, for the purpose of this subparagraph (iv), "ANNUALISED EBITDA" means two times EBITDA on a cumulative basis for the two consecutive Quarters ending on the last day of the Quarter preceding the Relevant Quarter.

18.25  BOOK DEBTS AND RECEIPTS

Each Obligor will get in and realise its:




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                                       71



      (a)  securities to the extent held by way of temporary investment;

      (b)  book and other debts and other moneys; and

      (c) royalties, fees and income of like nature in relation to any Intellectual Property Rights owned by it,

      in the ordinary course of its business and promptly pay the proceeds of such getting in and realisation into a Security Account.


18.26 CONSTITUTIONAL DOCUMENTS

      No Obligor will, save as required by law, amend or agree to amend the Memorandum or Articles of Association or other constitutional documents or by-laws in any way which would be likely materially and adversely to affect the interests of the Banks under the Finance Documents provided that if this Clause 18.26 would not be enforceable (having regard to the rule in Russell v Northern Bank Development Corporation Limited & Ors) against any Obligor it shall be deemed not to have been given by that Obligor.

18.27 REORGANISATION

      As soon as practicable prior to any proposed reorganisation with respect to the members of the Borrower Group the Borrower shall notify the Agent of the same and shall supply to the Agent in sufficient copies for all the Banks a memorandum and charts describing the capital and share ownership of the Borrower Group (and giving details of any minority shareholdings in any Subsidiary) and all interests of members of the Borrower Group in other companies, partnerships, joint ventures and the like as of and immediately after such proposed reorganisation.

18.28 SYNDICATION

(a) The Borrower shall, at the request of any Arranger (acting reasonably), provide reasonable assistance to the Arrangers in effecting the syndication of this facility, including by:

      (i) providing such information available to the Borrower as may be required by any of the Arrangers(acting reasonably) in connection with such syndication; and

      (ii) making available in the United Kingdom the management of the Borrower for the purposes of making presentations to potential lending institutions to the extent reasonably necessary to achieve such syndication.

(b) In relation to information distributed to a financial institution which becomes a Bank by an Arranger in accordance with Clause 30 (Disclosure of information), the Borrower shall give to that Bank an appropriate representation and warranty as to the truth and accuracy of that information as at the date it was distributed, to the extent that the Borrower is able to make such a representation and warranty after due consideration and acting in good faith.

18.29 OPERATION OF THE SECURITY ACCOUNTS

(a)   In relation to each Security Account:

      (i) the Borrower shall use reasonable endeavours to procure that the bank with which such Security Account is maintained shall give to the Security Agent within 3 Business Days following execution of the Debenture an acknowledgement substantially in the form set out in
            Schedule 4 to the Debenture; if, despite the use of reasonable endeavours, such bank will not give such an acknowledgement, no Obligor will incur, create or permit to subsist any Financial Indebtedness as between it as debtor and such bank as creditor;

      (ii) the Borrower shall ensure that all amounts payable under each Subscriber Agreement entered into after the date of this Agreement are paid (directly or indirectly) into an account at NatWest Nottingham or any other branch of National Westminster Bank Plc (or a subsidiary thereof) (each a "NATWEST BANK"); and

      (iii) the Borrower shall procure that by 1st January, 1997 NatWest Nottingham or any other branch of National Westminster Bank Plc (or a Subsidiary thereof) is the only Account Bank for the purposes of this Agreement and the Project (other than any Giro or similar account or account of Royal Bank of Scotland PLC from which amounts payable by Subscribers are then promptly paid to a NatWest bank in compliance with sub-paragraph (a)(ii) above).

(b) In relation to each Security Account referred to in paragraph (a) of this Clause 18.29:

      (i) unless an Event of Default has occurred and is continuing, each Obligor may from time to time make withdrawals from any such Security Account into which it has paid sums under Clause 18.25 (Book debts and receipts);

      (ii) all amounts withdrawn from any such Security Account for application in or towards making specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability and for no other purpose;

(c) In relation to any Security Account (including any Security Account referred to in paragraph (a) above or any Security Account referred to in Clause 18.16(b) (Distributions)):

      (i) following the occurrence of an Event of Default which is continuing, save to the extent the Agent otherwise directs in writing, no Obligor may make any withdrawals from any such Security Account;

      (ii) at any time after the security constituted by the Debenture becomes enforceable, the Agent shall be entitled to withdraw sums from any such Security Account and apply the same in or towards (i) any of the purposes, and in the order, specified in Clause 12.7 (Partial payments) and/or (ii) any of the purposes specified in Clause 9 (Powers of Receiver) of the Debenture and/or (iii) in accordance with the directions of the Majority Banks;

      (iii) neither the Agent nor any of the Banks shall be responsible to any Obligor for any non-payment of any liability of any Obligor which could be paid out of moneys standing to the credit of a Security Account; and neither the Agent nor any of the Banks shall be liable to any Obligor for any withdrawal wrongly made if made in good faith;

      (iv)  the Agent may delegate its powers of withdrawal under this Clause
            18.29 to any administrative receiver, receiver and/or manager; and

      (v) the Agent and each Bank shall be entitled to full information as to the operation and use of any such Security Account.

18.30 CONSTRUCTION LIABILITY ACCOUNT

      Jewel shall procure that there shall not, without prior consultation with the Agent, at any time be more than such amount standing to the credit of the Construction Liability Account or Construction Liability Accounts as is required for the purposes of its obligation under Clause 18.15(a)(i) (Borrowing and guarantees).

18.31 RING-FENCING

      No Obligor shall, and Jewel shall procure that no member of the Borrower Group will, deal with Diamond PLC or any Affiliate of Diamond PLC (other than a member of the Borrower Group) (each a "DIAMOND COMPANY") in which payments are to be made by a member of the Borrower Group or indebtedness (other than Subordinated Debt) arises between a member of the Group and a Diamond Company, unless that dealing

      (a) is on an arm's length basis and is in the ordinary course of business; or

      (b) has been approved by the Agent (acting on the instructions of the Majority Banks).

19.  SYSTEM UNDERTAKINGS

19.1  SYSTEM

      Each Obligor will procure that the System is designed, constructed, completed, operated and run in a safe, efficient and business-like manner in accordance with:

      (a) the requirements of all Licences (other than the requirement to comply with its Build Milestones);

      (b)   requirements relating thereto in any Project Contract;

      (c)   all applicable laws and regulations; and

      (d)   reasonable and prudent industry standards,

      which, in the case of paragraphs (b) and (c) above, are material to the System or the Project or which, if an Obligor does not so design, construct, complete, operate or run, is reasonably likely to have a material adverse effect on the financial condition of that Obligor.

19.2  PROJECT CONTRACTS AND LICENCES

(a) Subject to paragraph (b) below, each Obligor will comply with all of its obligations under the Project Contracts to which it is a party where failure so to comply is reasonably likely to have a Material Adverse Effect.

(b)   (i)   The Obligors  shall pass, by each of the relevant dates stipulated in the relevant Licences, at least the number of premises that the Obligors in aggregate are required to pass in accordance their Licence obligations.

      (ii) Each Obligor which is a Licence Holding Subsidiary will comply with all of its obligations (other than its obligation to comply with its Build Milestones) under each relevant Licence.

(c)   (i)   Save in the circumstances identified in paragraph (iii) below, no
            Obligor will give any consent under or agree to waive, or amend any of the Licences where to do so in the case of a waiver or amendment is reasonably likely to have a Material Adverse Effect.

      (ii) No Obligor will give any consent under or agree to waive, amend, terminate or abandon any of the Project Contracts where to do so is reasonably likely to have a Material Adverse Effect.

      (iii) For the avoidance of doubt, the provisions of sub-paragraphs (c)(i) and (c)(ii) above and paragraph (d) below shall not prohibit any Obligor from terminating:

            (aa) any Project Contract provided that such Project
                 Contract is either replaced by an agreement on substantially the same or better terms or, in the case of any Interconnect Agreement, at least one other existing Interconnect Agreement for the System remains in full force and effect; or

            (bb) any PDS Licence provided that such PDS Licence is
                 replaced by an LD Licence in favour of the same Obligor for the same Franchise Area.

(d) Each Obligor will maintain and in good faith enforce in a manner it reasonably considers appropriate its rights under the Project Contracts and on applicable terms, regulations and authorisations to the extent necessary in order to ensure:

      (i)   its compliance with its obligations under the Finance Documents; and

      (ii) if material to the interests of the Finance Parties under the Finance Documents, the performance by the other parties thereto of their obligations under the Project Contracts.

(e) Each Obligor will perform its obligations under all material leases, permissions, consents, approvals, licences, easements, rights of way and any other rights if failing to do so is reasonably likely to have a Material Adverse Effect.

(f) The Borrower will promptly provide the Agent for distribution to the Banks at intervals of no more than 3 months' duration, notice (together with such details as the Agent may reasonably request) of all Project Contracts entered into by any member of the Borrower Group since the date of this Agreement, or if later, the date on which the Borrower last provided notice pursuant to this Clause 19.2(f).

(g) Each Obligor shall ensure that, if any Licence is due to expire before the Final Maturity Date, that Obligor shall use its best endeavours to ensure that the Licence is renewed on or before expiry until a date after the Final Maturity Date.



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                                       75



19.3  OPERATIONS

      Each Obligor (other than Jewel) will procure that it has at all times available to it operating and maintenance personnel trained to operate and maintain the System properly and efficiently within all manufacturers' material guidelines and specifications and to respond to emergency conditions.

19.4  MAINTENANCE AND REINSTATEMENT

      Each Obligor (other than Jewel) will keep and use all reasonable endeavours to keep or will procure that the System and, without limitation, all assets forming part of the System are kept in good and efficient operating condition and that material defects, imperfections and other faults are promptly remedied and made good and that repairs, renewals, replacements, additions and improvements thereto required to such end are promptly made.

19.5  POWER TO REMEDY

(a) In case of default by any Obligor in complying with Clause 19.4 (Maintenance and reinstatement) or Clause 5.2(i) (Repair) of the Debenture, each Obligor (other than Jewel) will permit the Agent or its agents and contractors to enter facilities relating to the System and to comply with or object to any notice served on any Obligor in respect of the System and to effect such repairs or insurance or generally do such things or pay all reasonable and properly incurred costs, charges and expenses necessary or desirable to prevent or remedy any breach of those Clauses or to comply with or object to any notice.

(b) The Borrower will indemnify and keep the Agent indemnified against all losses, costs, charges and expenses reasonably and properly incurred in connection with the exercise of the powers contained in this Clause 19.5 unless the same arises as a result of any gross negligence on the part of the Agent or its officers, employees, directors, agents or contractors.

20.   MANAGEMENT AGREEMENT

      If either party to the Management Agreement terminates or gives notice of an intention to terminate such agreement:

      (a)  the Borrower shall promptly notify the Agent in writing;

      (b) as soon as practicable after such notification, the Borrower shall enter into a replacement Management Agreement with a party and on terms reasonably acceptable to the Majority Banks but only with the prior written consent of the Majority Banks (such consent not to be unreasonably withheld);

      (c)  the Banks shall not withhold consent to such replacement
           Management Agreement if, at their absolute discretion, the management arrangements represented by the replacement Management Agreement (including the identity of the parties to such agreement) do not materially differ from the management arrangements in place at the date of this Agreement.





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                                       76



21.   DEFAULT

21.1  EVENTS OF DEFAULT

      Each of the events set out in Clauses 21.2 to 21.20 (inclusive) is an Event of Default.

21.2  NON-PAYMENT

      An Obligor does not pay any amount payable by it under the Finance Documents at the place and in the currency in which it is expressed to be payable and in relation to payments of interest that have been delayed for administrative reasons only, the same is not remedied within 3 Business Days of the same becoming due.

21.3  BREACH OF OTHER OBLIGATIONS

(a) An Obligor does not comply with any obligation under Clauses 18.9 (Negative Pledge), 18.11 (Disposals), 18.15 (Borrowing and Guarantees),
      18.16 (Distributions), 18.19 (Scope of business), 18.20 (Share capital),
      18.23 (Hedging) or18.24 (Financial covenants).

(b) An Obligor does not comply with any obligation under a Finance Document (other than those obligations referred to in Clause 21.2 (Non-payment), paragraph (a) above and paragraph (d) below) and, if the default is capable of remedy, it is not remedied to the reasonable satisfaction of the Majority Banks within 30 days of notice from the Agent to the relevant Obligor of that default.

(c) Any Obligor does not comply with any obligation under a Project Contract to the extent that the default is reasonably likely to have a Material Adverse Effect and, if the default is capable of remedy, it is not remedied to the reasonable satisfaction of the Majority Banks within 15 days of notice from the Agent to the relevant Obligor of that default.

(d) An Obligor is not in compliance with its obligations under Clause 19.1(a) (System) or Clause 19.2(b) (Projects Contracts and Licences) in respect of:

      (i)   its aggregate Build Milestones for all Franchise Areas; or

      (ii) its Build Milestones for individual Franchise Areas and a Notice Event has occurred in respect of that breach; or

      (iii) any other obligation in respect of the Licences and in respect of that breach either:

            (A)   a Notice Event has occurred; or

            (B) the breach is reasonably likely to have a material adverse effect on the financial condition of the Borrower Group (taken as a whole) or have a material adverse effect on the Project or the System, or a Notice Event occurs for any other reason, and for the purposes of this paragraph (d), a "NOTICE EVENT" is either the service by OFTEL on any Obligor of an intention to make an order under Section 17 of the Telecommunications Act or any section of any act or provision of law replacing, amending or re-enacting such section or the equivalent action or equivalent stage in analogous proceedings is taken or reached by the ITC.




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                                       77



21.4  MISREPRESENTATION

      A representation, warranty or statement of any Obligor made or repeated in any Finance Document is or proves to be incorrect in a material respect when made or deemed to be made or repeated and, if capable of remedy, is not remedied to the reasonable satisfaction of the Majority Banks within 30 days and such incorrectness is reasonably likely to have a Material Adverse Effect.

21.5  CROSS-DEFAULT

(a) Any Financial Indebtedness in excess in aggregate of pound sterling 1,000,000 (or its equivalent in any other currency or currencies) of any member of the Diamond Group (other than in each case under the Finance Documents) is not paid when due as extended by any applicable grace period or as a result of an event of default (however described) under the document relating to that Financial Indebtedness becomes prematurely due and payable or is placed on demand;

(b) the creditor concerned becomes entitled to declare any such Financial Indebtedness in excess in aggregate of pound sterling 1,000,000 (or its equivalent in any other currency or currencies) due and payable prior to its stated maturity as a result of an event of default (however described); or

(c) any Security Interest over any asset of any member of the Diamond Group and securing Financial Indebtedness exceeding pound sterling 1,000,000 (or its equivalent in any other currency or currencies) becomes enforceable as a result of an event of default (however described) or is enforced.

21.6  INSOLVENCY

(a) Any member of the Diamond Group is unable to pay its debts as they fall due or admits inability to pay its debts as they fall due; or

(b) any member of the Borrower Group stops, suspends or threatens to stop or suspend payment of all or a material part of its debts or makes a general assignment or any arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness; or

(c) any member of the Borrower Group begins negotiations or takes any proceeding or other step with a view to re-adjustment, re-scheduling or deferral of its indebtedness (or any part thereof which it would otherwise be unable to pay when due); or

(d) Diamond PLC makes a general arrangement for the benefit of, or a composition with, its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness.

21.7  INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken by any member of the Borrower Group with a view to a composition, assignment or arrangement with any creditors of any member of the Diamond Group; or

(b) a meeting of the directors or the members of any member of the Borrower Group is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or administration of any member of the Diamond Group which, provided the relevant member is contesting the petition in good faith and by due process, is not discharged within 30 days of its presentation; or

(d) an order for the winding-up or administration of any member of the Diamond Group is made; or

(e) any other step (including petition, proposal or convening a meeting) of a formal or judicial nature is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any member of the Borrower Group or any other insolvency proceedings involving a member of the Borrower Group which other steps or insolvency proceedings are not discharged within 30 days of their commencement.

21.8  APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any member of the Diamond Group or any part of its assets; or

(b) any member of the Diamond Group or any of their respective directors requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

21.9  CREDITORS' PROCESS

      Any attachment, sequestration, distress or execution affects:

      (a)  any asset of any member of the Borrower Group;

      (b)  the whole or a substantial part of the assets of Diamond PLC,

      and in each case is in respect of an amount exceeding pound sterling 100,000 (or its equivalent in any other currency or currencies) and is not discharged within 14 days.

21.10 ANALOGOUS PROCEEDINGS

      There occurs, in relation to any member of the Borrower Group or the Diamond Group (as applicable), any event anywhere which corresponds with any of those mentioned in Clauses 21.6 to 21.9 (inclusive).

21.11 SYSTEM

(a) There occurs any damage to the System which makes it unlikely that any Obligor will be in a position to comply with its obligations under any of the Licences, the consequences of which are reasonably likely to have a Material Adverse Effect.

(b) A material part of the works for the development of the System is suspended for any reason which makes it unlikely any Obligor will be in a position to comply with its obligations under any of the Licences, the likely consequences of which are reasonably likely to have a Material Adverse Effect.

21.12 ABANDONMENT AND CESSATION OF BUSINESS

(a)   Any Obligor abandons all or a material part of the System.

(b) Any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business.

21.13 NATIONALISATION

      The Government of the U.K. or any agency thereof takes compulsory steps and seizes, expropriates, nationalises or acquires any member of the Diamond Group or any of its material assets.

21.14 OTHER ACTION OF STATE OR OTHER AGENCY

(a) The Government of the U.K. or any agency thereof (including without limitation the DTI, OFTEL or the ITC) implements any regulation or asserts any form of administrative control over the System and the result of any of the foregoing has or is reasonably likely to have a Material Adverse Effect.

(b)   Any Licence of any Obligor is or is to be:

      (i) terminated (subject to Clause 19.2(c)(iii) (Project Contracts and Licences), revoked, cancelled; or

      (ii) modified in a way which is reasonably likely to have a Material Adverse Effect,

      whether by reason of any breach by that Obligor of any term, condition or other requirement thereof or for any other reason whatsoever other than as permitted under Clause 19.2(c)(iii) (Project Contracts and Licences).

(c) Any Licence Holding Subsidiary does not pay any amount payable by it under any Licence when due and the same is not remedied within 5 Business Days of such sum becoming due.

21.15 INDUSTRIAL ACTION, ETC.

      Any act of terrorism or sabotage is effected with respect to the System or any person or works connected therewith which has a Material Adverse Effect in relation to the Borrower Group.

21.16 ILLEGALITY

(a) It is or becomes unlawful for any person (other than a Finance Party) to perform or comply with any one or more of its obligations under any of the Finance Documents or the Project Contracts or any of the Licences unlawfulness of the relevant obligation is reasonably likely to have a Material Adverse Effect.

(b) Any Project Contract or any of the Licences or any provision thereof is required by any regulation having the force of law to be waived, amended, modified or abandoned and that the waiver, amendment, modification or abandonment is reasonably likely to have a Material Adverse Effect.

21.17 MATERIAL ADVERSE CHANGE

      Any event or series of events occurs which is reasonably likely to have a Material Adverse Effect.

21.18 CHANGE OF OWNERSHIP

(a) Prior to a Permitted Flotation (except with the consent of the Majority Banks):

      (i) GS Capital Partners at any time own (directly or indirectly) or are only able to exercise or control the exercise of in aggregate less than 25% of the voting power exercisable at general meetings of Diamond PLC or only have the right to receive less than 25% of the profits of the Borrower Group; or

      (ii) GS Capital Partners, Mr. Robert Goad/Columbia Management, Inc. and Booth American Company/Mr. Ralph Booth/Booth English Cable, Inc. at any time together own (directly or indirectly) or are only able to exercise or control the exercise of in aggregate less than 30% of the voting power exercisable at general meetings of Diamond PLC or only have the right to receive in aggregate less than 30% of the profits of the Borrower Group; or

      (iii) other than as a result of the listing requirements of or in connection with a Permitted Flotation, ECCP at any time no longer has each of the rights in relation to the appointment of directors of Diamond PLC given to it in Clause 6.2 of the Shareholders Agreement on the date such agreement was entered into.

(b) At any time (except with the consent of the Majority Banks), any single person or group of persons acting in concert (other than ECCP or GS Capital Partners ) acquires in one or a series of transactions or at any time owns (directly or indirectly) or is able to exercise or control the exercise of more than 29.9% of the voting power exercisable at general meetings of Diamond PLC or is entitled to receive more than 29.9% of the profits of the Borrower Group

(c) Until the earlier of 2 years following a Permitted Flotation or Year 6 of the Agreed Base Case ECCP and/or Booth American Company owns (directly or indirectly) in aggregate less than 10% of the issued share capital of Diamond PLC provided that thereafter, subject to the management at such time remaining in place and the Borrower being in substantial compliance with the financial covenants set out in Clause 18.24 (Financial covenants), ECCP and/or Booth American Company shall be entitled to dispose of their shares in Diamond PLC.

(d)   (i)   Jewel at any time ceases to be a wholly owned Subsidiary of Diamond
            PLC.

      (ii) Any Obligor, directly or indirectly, ceases to be a wholly-owned Subsidiary of Jewel.





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                                       81



21.19 MANAGEMENT AGREEMENT

      The Management Agreement is terminated and not replaced within 30 days of such termination with a Management Agreement complying with Clause 20 (Management Agreement).

21.20 GUARANTEES AND SECURITY

(a) The guarantee of any Obligor is not effective or is alleged by an Obligor to be ineffective for any reason.

(b) The Security Interests constituted by the Security Documents cease to be first priority Security Interests of the type therein described (except as contemplated therein) over the Security Assets therein referred to and enforceable against the Obligor granting such security.

(c) The Subordination Agreement is not effective or is alleged by Diamond PLC or any Obligor to be ineffective for any reason.

21.21 ACCELERATION

      At any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Borrower do any or all of the following:

      (a) cancel all or any part of the Total A Commitments and/or the Total B Commitments; and/or

      (b) demand that all or part of the Loans outstanding under either or both Tranches, together with accrued interest and any or all other amounts accrued under the Finance Documents, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand immediate full cash cover in respect of all outstanding Bank Guarantees, whereupon the Borrower shall immediately provide to the Agent for the relevant Banks cash cover for the outstanding liabilities (if any) of those Banks under each such Bank Guarantee; and/or

      (d) negotiate any compromise, release, reduction or retirement of the relevant Banks' liabilities in respect of each outstanding Bank Guarantee and any payment made pursuant to the same shall be treated as payment made pursuant to a demand under that Bank Guarantee for the purposes of Clause 8 (Counter-indemnity for the Bank Guarantees); and/or

      (e) instruct the Agent to enforce all or part of the security constituted under or pursuant to the Security Documents or enforce any other right held by it.

22.   THE AGENT, THE SECURITY AGENT AND THE ARRANGERS

22.1  APPOINTMENT AND DUTIES OF THE AGENT

      Each Finance Party (other than the Agent) irrevocably appoints the Agent and each Finance Party (other than the Security Agent) irrevocably appoints the Security Agent to act as its agent on its behalf, in each case under and in connection with the Finance Documents, and irrevocably authorises the Agent and/or, as the case may be, the Security Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent and the Security Agent each have only those duties which are expressly specified in the Finance Documents, and those duties are solely of a mechanical and administrative nature.

22.2  ROLE OF THE ARRANGERS

      Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

22.3  RELATIONSHIP

      The relationship between the Agent and the other Finance Parties is that of agent and principal only. Except as contemplated by the Security Documents, nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4  MAJORITY BANKS' DIRECTIONS

      Each of the Agent and the Security Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. The Agent or, as the case may be, the Security Agent will promptly notify the Banks of any instructions given by the Majority Banks. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, each of the Agent and the Security Agent may act as it considers to be in the best interests of all the Banks.

22.5  DELEGATION

      The Agent and the Security Agent may act under the Finance Documents through their respective personnel and agents.

22.6  RESPONSIBILITY FOR DOCUMENTATION

      None of the Agent, the Security Agent nor any Arranger is responsible to any other Party for:

      (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (b)  the collectability of amounts payable under any Finance
           Document; or

      (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

22.7  DEFAULT

(a) Neither the Agent nor the Security Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither the Agent nor the Security Agent will be deemed to have knowledge of the occurrence of a Default. However, if the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) Each of the Agent and the Security Agent may require from the Banks the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

22.8 EXONERATION

(a) Without limiting paragraph (b) below, neither the Agent nor the Security Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

22.9  RELIANCE

      Each of the Agent and the Security Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within their knowledge or within their power to verify; and

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's or the Security Agent's employment and those representing a Party other than the Agent or the Security Agent).

22.10 CREDIT APPROVAL AND APPRAISAL

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arrangers in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

22.11 INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions Precedent) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d) Except as provided above, neither the Agent nor the Security Agent has any duty:

      (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

22.12 THE AGENT, THE SECURITY AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, each of the Agent, the Security Agent and an Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent, the Security Agent or an Arranger.

(b) If it is also a Bank, any reference in the Finance Documents to the Agent means the agency department of the Agent specifically responsible for acting as Agent under and in connection with the Finance Documents, as referred to in Clause 35 (Notices). In acting as Agent, the agency department will be treated as a separate entity from any other department or division of the Bank concerned. Without limiting the above, the Agent will not be deemed to have notice of a document, information, fact, matter or thing in the possession or knowledge of any other department or division of that Bank.

(c)   Each of the Agent, the Security Agent and each Arranger may:

      (i) carry on any business with an Obligor or its related entities;

      (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

      (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.





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                                       85



22.13 INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent and the Security Agent for its proportion of any liability or loss incurred by the Agent or, as the case may be, the Security Agent in any way relating to or arising out of its acting as the Agent or Security Agent, except to the extent that the liability or loss arises directly from the Agent's or the Security Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability set out in paragraph (a) above will be the proportion which its participation in the Utilisations (if any) bear to all the Utilisations on the date of the demand. If, however, there are no Utilisations outstanding on the date of demand, then the proportion will be the proportion which its Tranche B Commitment bears to the Total B Commitments at the date of demand or, if the Total B Commitments have then been cancelled, bore to the Total B Commitments immediately before being cancelled.

(c) The Borrower shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above.

22.14 COMPLIANCE

(a) Each of the Agent and the Security Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, neither the Agent nor the Security Agent need disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent or, as the case may be, the Security Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

22.15 RESIGNATION OF THE AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may (and, if the Majority Banks so request, shall) resign by giving notice to the Banks and the Borrower. The Agent will not give such notice without the consent of the Borrower (such consent not to be unreasonably withheld). On giving such notice, the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks, following consultation with the Borrower, may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent, following consultation with the Borrower, may appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 22 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.


22.16 BANKS

      Each of the Agent and the Security Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from that Bank to the contrary not less than (unless otherwise agreed by the Agent or, as the case may be, the Security Agent) 5 Business Days' prior to the relevant payment.

22.17 SECURITY AGENT AS TRUSTEE

      The Security Agent in its capacity as trustee or otherwise under the Security Documents:

      (a) is not liable for any failure, omission or defect in perfecting or registering the security constituted or created by any Security Document;

      (b) may accept without enquiry such title as any Obligor may have to any asset secured by any Security Document; and

      (c) is not under any obligation to hold any Security Document or any other document in connection with the Security Documents or the assets secured by any Security Document (including title deeds) in its own possession or to take any steps to protect or preserve the same. The Security Agent may permit any Obligor to retain any Security Document or other document in its possession.

23.   FEES

23.1  ARRANGEMENT FEE

      The Borrower shall pay to the Agent for the Arrangers an arrangement fee in the amount agreed in the relevant Fee Letter. The arrangement fee is payable on the date of this Agreement. The arrangement fee shall be distributed by the Agent, on behalf of the Arrangers, among the Banks in the proportions agreed between the Arrangers and the Banks prior to the date of this Agreement.

23.2  COMMITMENT FEE

(a) The Borrower shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.625 per cent. per annum on the undrawn, uncancelled amount of that Bank's Tranche A Commitment during the Tranche A Commitment Period.

(b) The Borrower shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.45 per cent. per annum on the undrawn, uncancelled amount of:




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                                       87



      (i)  that Bank's Tranche B Commitment during the Tranche B
           Commitment Period; less

      (ii) prior to the Tranche A Term Date, the amount of such Bank's Tranche A Commitment.

(c) Accrued commitment fee is payable quarterly in arrear from the date of this Agreement until:

      (i) in respect of Tranche A Commitment, the earlier of the Tranche A Term Date and the date of full cancellation of the Total A Commitments; and

      (ii) in respect of Tranche B Commitment, the earlier of the Tranche B Term Date and the date of full cancellation of the Total B Commitments.

      Accrued commitment fee is also payable to the Agent for a Bank on the cancelled amount of its Tranche A Commitment or Tranche A Commitment at the time the cancellation takes effect.

23.3  AGENT'S FEE

      The Borrower shall pay to the Agent for its own account an agency fee in the amount agreed in the relevant Fee Letter. The agency fee is payable annually in advance. The first payment of the agency fee is payable on the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

23.4  ISSUING BANK'S FEE

      The Borrower shall pay to the Agent for the account of the Issuing Bank an Issuing Bank's fee in the amount agreed and on the dates set out in the relevant Fee Letter.

23.5  VAT

      Any fee referred to in this Clause 23 is exclusive of any Value Added Tax or any other tax which might be chargeable in connection with that fee. If any Value Added Tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee, subject to production of a valid VAT invoice.

24.   EXPENSES

24.1  INITIAL AND SPECIAL COSTS
      The Borrower shall forthwith on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by either of them in connection with:

      (a) the negotiation, preparation, printing, syndication and execution of:

            (i) this Agreement and any other documents referred to in this Agreement; and

            (ii) any other Finance Document (other than a Novation
                 Certificate which is not executed as part of the syndication of this Facility) executed after the date of this Agreement;

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

      (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.


24.2  ENFORCEMENT COSTS

      The Borrower shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it:

      (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

      (b)  in investigating any Default.

25.   STAMP DUTIES

      The Borrower shall pay, and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any U.K. stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

26.   INDEMNITIES

26.1  CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (iii) the Obligor shall pay to the Finance Party concerned forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

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                                       89



26.2  OTHER INDEMNITIES

      Each Obligor shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

      (a)  any Event of Default;

      (b) the operation of Clause 21.21 (Acceleration) or Clause 32 (Pro rata sharing);

      (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause
           11.4 (Default interest)) relative to the amount so received; or

      (d) (other than by reason of negligence or default by that Finance Party) a Utilisation not being made after the Borrower has delivered a Request or a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment; or

      (e) any claim relating to environmental matters or any actual or alleged breach of or failure to comply with any Environmental Law or Environmental Approval to the extent that the loss or liability incurred by that Finance Party would not have arisen if this Agreement or any of the other Finance Documents had not been executed.

      Each Obligor's liability in each case includes any loss of margin and Guarantee Fee or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Utilisation.

27.   EVIDENCE AND CALCULATIONS

27.1  ACCOUNTS

      Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

27.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3  CALCULATIONS

      Interest (including any applicable MLA Cost) and the fee payable under Clause 23.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days.

28.   AMENDMENTS AND WAIVERS

28.1  PROCEDURE

(a) Subject to Clause 28.2 (Exceptions) and 28.3 (Additional High Yield Debt), any term of the Finance Documents may be amended or waived with the agreement of the Borrower, the

      Majority Banks and the Agent. The Agent may effect, on behalf of the Finance Parties, an amendment or waiver to which they or the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

28.2  EXCEPTIONS

      Subject to Clause 28.3 (Additional High Yield Debt), an amendment or waiver not agreed by a Bank and which relates to:

      (a)  the definition of "MAJORITY BANKS" in Clause 1.1;

      (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to or by that Bank under any Finance Document;

      (c) any reduction in the rate at which interest or fees are payable under any Finance Document;

      (d)  an increase in that Bank's Commitment;

      (e) the incorporation of additional borrowers or a change in the Obligors otherwise than in accordance with Clause 29.4 (Additional Obligors);

      (e) a term of a Finance Document which expressly requires the consent of each Bank;

      (f)  Clause 32 (Pro rata sharing) or this Clause 28, or

      (g)  any release of any security constituted by a Security
           Document other than in connection with a disposal of an asset by an Obligor which is permitted by the terms of this Agreement,

      is not binding on that Bank.

28.3  ADDITIONAL HIGH YIELD DEBT

      If Additional High Yield Debt is raised and is injected in to the Borrower Group as Aggregate Cash Equity which has been spent on Qualifying Expenditure, then:

      (a) the Borrower shall notify the Agent of the amount of that Additional High Yield Debt;

      (b) the Borrower and the Agent (acting reasonably and in good faith) shall enter into negotiations for a period of not less than 30 days with a view to agreeing the amendments to this Agreement required to reflect the injection of that Aggregate Cash Equity;

      (c)  the amendments in paragraph (b) above shall:

            (i) for Clause 6.2 (Repayment of Tranche B) reflect the revised cash flow profile;

            (ii) include a reduction on the amount of the Total B Commitments (on a pro rata basis for the Banks) by an amount at least equal to the amount of that Additional Aggregate Cash Equity (which for the avoidance of doubt would reduce the amount of the Total B Commitments on which commitment fee is payable under Clause 23.2 (Commitment fee)); and

            (iii) adjust the covenant levels in Clause 18.24 (Financial covenants) (other than under sub-paragraph (b)(iv) of that Clause 18.24);

            (iv) adjust the amount of the dividend or distribution permitted under Clause 18.16(a) (Restrictions) to fund cash interest falling due on High Yield Debt issued under the Indentures, together with the related adjustment relating to Excess High Yield Interest under Clause 9.5 (Mandatory prepayment), in each case to reflect the impact of the Additional Aggregate Cash Equity on the Agreed Base Case, such adjustment to be calculated in a manner consistent with the methodology used in calculating the Agreed Base Case; and

            (v)  if as a result of the injection of the Additional
                 Aggregate Cash Equity the first projected borrowings under Tranche B are after 31st March, 1998, Clause 4.3(b) will provide, in respect of a first drawdown under Tranche B prior to 1st April, 1998, that the Reported Annualised Cash Flow is an amount of not less than Pounds Sterling18,500,000;

      (d) any agreement between the Borrower and the Agent under paragraph (b) above shall, with the prior consent of all the Banks, be binding on all the Parties;

      (e) if no agreement is reached under paragraph (b) above, the Agent shall certify the amendments that would need to be made to this Agreement which would leave the Banks and the Obligors in no better or worse position than under this Agreement after taking into account the injection of the Additional Cash Equity; and

      (f) a certificate of the Agent under paragraph (e) above shall, in the absence of manifest error in calculations, be binding on all the Parties.

28.4  WAIVERS AND REMEDIES CUMULATIVE

      The rights of each Finance Party under the Finance Documents:

      (a)  may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)  may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

29.   CHANGES TO THE PARTIES

29.1  TRANSFERS BY OBLIGORS

      No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

29.2  TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may at any time assign, transfer or novate any part of its Commitment and/or any of its rights and/or obligations under this Agreement to another bank or financial institution (the "NEW BANK"). The prior consent of the Borrower is required (such consent not to be unreasonably withheld or delayed) for any such assignment, transfer or novation, unless:

      (i) the New Bank is an Affiliate of a Bank (and for these purposes, Goldman Sachs International Bank shall be treated as an Affiliate of GS Credit Partners L.P.); or

      (ii)  an Event of Default is outstanding.

(b)   A transfer of obligations will be effective only if either:

      (i) the obligations are novated in accordance with Clause 29.3 (Procedure for novations); or

      (ii) the New Bank confirms to the Agent and each Obligor that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank, and in either case, the obligations of the Existing Bank under the other Finance Documents (including, without limitation, a Co-ordination Agreement) (or, in the case of a transfer of a proportion of the Existing Bank's obligations under this Agreement, the relevant proportion of such other obligations) are transferred in accordance with any relevant provisions of those Finance Documents.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of pounds sterling 750.

(e)   An Existing Bank is not responsible to a New Bank for:

      (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (ii)  the collectability of amounts payable under any Finance Document; or

      (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

      (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)   Nothing in any Finance Document obliges an Existing Bank to:

      (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

      (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(i) If at any time a Bank assigns, transfers or novates any of its rights or obligations under this Agreement to any person (a "SUCCESSOR") and as a result, an Obligor is obliged to make a payment under this Agreement for the account of such Successor at the time any other payment is due under this Agreement and the amount of such payment is in excess of the amount which such Obligor would have been obliged to pay for the account of such Successor if no such assignment, transfer or novation had occurred, then such Obligor shall not be required to pay such excess.

29.3  PROCEDURE FOR NOVATIONS

(a)   A novation is effected if:

      (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part 1 of
            Schedule 6 (a "NOVATION CERTIFICATE") and such delivery may be by fax and such faxed copy may be duly executed by the Agent; and

      (ii)  the Agent executes it (which the Agent shall promptly do).

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

      (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

      (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

      (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

29.4 ADDITIONAL OBLIGORS

(a) The Borrower shall procure that within 14 days of any company becoming a Subsidiary after the date of this Agreement that company becomes an Additional Obligor by delivery to the Agent of an Obligor Accession Agreement, duly executed by that Subsidiary.

(b) Upon execution and delivery of an Obligor Accession Agreement, the relevant Subsidiary will become an Additional Obligor.

(c) The Borrower shall procure that, at the same time as an Obligor Accession Agreement is delivered to the Agent, there is also delivered to the Agent all those other documents listed in Part 3 of Schedule 3, in each case in form and substance satisfactory to the Agent.

(d) The execution of an Obligor Accession Agreement constitutes confirmation by the Subsidiary that the representations and warranties set out in Clause 17 (Representations and warranties) to be made by it on the date of the Obligor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

29.5  REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

29.6  REGISTER

      The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

30.   DISCLOSURE OF INFORMATION

(a) Subject to paragraph (b) below, a Finance Party may disclose to one of its Affiliates or any person (a "PROSPECTIVE TRANSFEREE") with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

      (i)   a copy of any Finance Document; and

      (ii) any information which that Finance Party has acquired under or in connection with any Finance Document,

      other than any information which the Borrower specifically designates as confidential, the disclosure of which shall be subject to that Finance Party procuring the entry into appropriate confidentiality arrangements by anyone in receipt thereof.

(b) An Arranger shall only distribute such information to a prospective transferee for the purposes of syndication as contemplated by Clause 18.28 (Syndication) as the Borrower has authorised in writing for distribution.

31.   SET-OFF

      A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

32.   PRO RATA SHARING

32.1  REDISTRIBUTION

      If any amount owing by an Obligor under the Finance Documents to a Finance Party is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a "RECOVERY"), then:

      (a) the relevant Finance Party (the "RECOVERING FINANCE PARTY") shall, within 3 Business Days, notify details of the recovery to the Agent;

      (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

      (c)  subject to Clause 32.3 (Exception), the recovering Finance
           Party shall within 3 Business Days of demand by the Agent pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

      (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

      (e)  after payment of the full redistribution, the recovering
           Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that

            Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

32.2  REVERSAL OF REDISTRIBUTION

      If under Clause 32.1 (Redistribution):

      (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

      (b) the recovering Finance Party has paid a redistribution in relation to that recovery, each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon, the subrogation in Clause 32.1(e) will operate in reverse to the extent of the reimbursement.

32.3  EXCEPTION

      A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 32.1(e).

33.   SEVERABILITY

      If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

      (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

34.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.   NOTICES

35.1  GIVING OF NOTICES

      All notices or other communications under or in connection with the Finance Documents shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:

      (a)  if in writing, when delivered;

      (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

      (c)  if by facsimile, when received.

      However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

35.2  ADDRESSES FOR NOTICES

(a) The address, telex number and facsimile number of each Party (other than the Agent) for all notices under or in connection with the Finance Documents are:

      (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

      (ii) any other notified by that Party for this purpose to the Agent by not less than 5 Business Days' notice.

(b)  The address, telex number and facsimile number of the Agent are:

            National Westminster Bank Plc
            NatWest Markets Agency Group
            Juno Court
            3rd Floor
            24 Prescott Street
            London E1 8BB

            Telex:             922457 NWMAG G
            Facsimile:         0171 714 6167
            Attention:         Manager: Head of Agency Group,

      or such other as the Agent may notify to the other Parties by not less than 5 Business Days' notice.

(c) All notices under or in connection with the Finance Documents from or to an Obligor shall be sent through the Agent.

(d) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

36.   LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

      (i)   in English; or

      (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

37.   GOVERNING LAW

      This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              ORIGINAL GUARANTORS


                                            REGISTERED NUMBER

DIAMOND CABLE (MANSFIELD) LIMITED                2379153
DIAMOND CABLE (NEWARK-ON-TRENT) LIMITED          2449141
DIAMOND CABLE (GRANTHAM) LIMITED                 2449143
DIAMOND CABLE (MELTON MOWBRAY) LIMITED           2449137
DIAMOND CABLE (LINCOLN) LIMITED                  2476654
DIAMOND CABLE (GRIMCLEE) LIMITED                 2476662
DIAMOND CABLE ACQUISITIONS LIMITED               2417366
DIAMOND CABLE CONSTRUCTION LIMITED               2379018
DIAMOND CABLE CPE LIMITED                        2459844
DIAMOND CABLE (BASSETLAW) LIMITED                3020785
DIAMOND CABLE (RAVENSHEAD) LIMITED               3020784
DIAMOND VISUAL COMMUNICATIONS LIMITED            3020782
DIAMOND CABLE (LINCOLNSHIRE) LIMITED             3020780
DIAMOND CABLE (VALE OF BELVOIR) LIMITED          3155311
DIAMOND CABLE (CHESTERFIELD) LIMITED             3155292
EAST MIDLANDS CABLE HOLDINGS LIMITED             3022472
EAST MIDLANDS CABLE GROUP LIMITED                3030063
EAST MIDLANDS CABLE COMMUNICATIONS LIMITED       2457536
LCL CABLE (HOLDINGS) LIMITED                     3030067
DIAMOND CABLE (LEICESTER) LIMITED                2309938
LCL TELEPHONES LIMITED                           2833893
DIAMOND CABLE (HINCKLEY) LIMITED                 3016600
DIAMOND CABLE (BURTON-UPON-TRENT) LIMITED        3016632


                                   SCHEDULE 2

                                     PART 1

                        BANKS AND TRANCHE A COMMITMENTS


BANKS                                       COMMITMENTS
-----                                       -----------
                                               pounds
                                              sterling
NATIONAL WESTMINSTER BANK PLC                 7,500,000
CIBC WOOD GUNDY PLC                           7,500,000
                                             ----------
                       Total A Commitments   15,000,000
                                             ----------

                                   SCHEDULE 2

                                     PART 2

                        BANKS AND TRANCHE B COMMITMENTS


BANKS                                       COMMITMENTS
-----                                       -----------
                                               pounds
                                              sterling
NATIONAL WESTMINSTER BANK PLC               110,000,000
CIBC WOOD GUNDY PLC                         110,000,000
                                            -----------
                      Total B Commitments   220,000,000
                                            -----------

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

                                     PART 1

               DOCUMENTS TO BE DELIVERED BEFORE THE FIRST REQUEST

1. CORPORATE DOCUMENTS

(a) ALL OBLIGORS

      A copy of the memorandum and articles of association and certificate of incorporation of each Obligor.

(b) BORROWER

(i) A copy of a resolution of the board of directors of the Borrower:

      (A) approving the terms of, and the transactions contemplated by, the Finance Documents resolving that it execute the Finance Documents to which it is a party;

      (B) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (C) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents;

(ii) a specimen of the signature of each person authorised by the resolution referred to in paragraph (B) above;

(iii) a certificate of a director of the Borrower confirming that the borrowing of the Facility in full would not cause any borrowing limit binding on any Obligor to be exceeded; and

(iv) a certificate of two Officers confirming that, since 1st June, 1996, persons have subscribed for additional share capital of Diamond PLC in an aggregate amount (for all such persons) of not less than $100,000,000 (before expenses incurred in connection with that subscription which shall not exceed pounds sterling 25,000).

(c) GUARANTORS

(i)  A copy of a resolution of the board of directors of each Guarantor:

      (A) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents to which it is a party;

      (B) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (C) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents;

(ii) a copy of a resolution, signed by all the holders of the issued or allotted shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents;

(iii) a copy of a resolution of the board of directors of each corporate shareholder in each Guarantor:

      (A) approving the terms of the resolution referred to in paragraph (ii) above for that Guarantor; and

      (B) authorising a specified person or persons to sign the resolution on its behalf; and

(iv) a specimen of the signature of each person authorised by the resolutions referred to in paragraphs (ii) and (iii) above.

(d) DIAMOND PLC

(i)  A copy of a resolution of the board of directors of Diamond PLC:

      (A) approving the terms of, and the transactions contemplated by, the Finance Documents;

      (B) authorising a specified person or persons to execute on its behalf the Finance Documents to which it is a party; and

      (C) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

(ii) A specimen of the signature of each person authorised by the resolution referred to in sub-paragraph (C) above.

(iii) A certificate of a director of Diamond PLC confirming that no breach of any High Yield Debt or event of default (howsoever described) under any High Yield Debt would be or has been caused by the Obligors entering into the Finance Documents or carrying out the transactions contemplated under the Finance Documents.

2. FINANCE DOCUMENTS

(a)  A duly executed original of each of the Finance Documents.

(b) Evidence satisfactory to the Agent that the Borrower has served each of the Project Contract Notices on the relevant addressees thereof.

3. LICENCES ETC.

      A copy of each:

      (a)  Licence;

      (b)  Project Contract;

      (c)  sample Subscriber Agreement; and

      (d)  Shareholders Agreement.

4. SECURITY REQUIREMENTS

      In relation to the Debenture, each of the following documents:

      (a) all deeds and documents of title relating to the Properties save where the documents are held by H.M. Land Registry (in which case the Borrower's solicitors will deliver letters of authority in respect of such documents) or to the order of the Security Agent or, in the case of the property referred to in Part 2 of Schedule 2 to the Debenture by the first chargee;

      (b)  the Title Certificates;

      (c) duly completed notices of the Debenture to the landlords of the Leases referred to in Part 1 and Part 3 of Schedule 2 to the Debenture;

      (d) all share certificates and all other documents of title representing 100% of the issued share capital of each member of the Borrower Group together with share transfers forms executed in blank to enable the Agent or its nominees to become registered as the owner of the same;

      (e) all certificates and other documents of title relating to the stocks, shares, debenture, bonds or other securities and investments the subject of the Debenture, together with all share transfers and other documents executed in blank necessary (other than shares to enable the Agent or its nominees to be registered as owner of the same or a certificate confirming that there are no other such documents;

      (f) a letter from the insurance brokers to Diamond PLC addressed to the Security Agent in relation to third party and other insurances (other than key person insurance) taken out by the Diamond Group;

      (g) duly executed notices of charge and acknowledgements in the form of Schedules 4 and 5 of the Debenture respectively in relation to each Security Account.

5. REGULATORY REQUIREMENTS

(a) A letter of undertaking in the agreed form from each of the ITC and the DTI and any other relevant regulatory authority in relation to the Licences;

(b) a certified copy of the licence granted to Diamond Cable CPE Limited and Diamond Cable Communications (UK) Limited under the Consumer Credit Act 1974.

(c) A certified copy of the registration for the Borrower and the application for registration for Diamond Cable CPE Limited under the Data Protection Act 1984.

6. OTHER DOCUMENTS

(a)  The Agreed Base Case;

(b) a copy of the consolidated audited accounts for Diamond PLC and the unconsolidated audited accounts for Jewel for the financial year ended 31st December, 1995, together with the unaudited consolidated management accounts of the Diamond PLC for the Quarter ended 31st March, 1996;

(c) a form of Additional Debenture, initialled by the Borrower and the Agent for the purposes of identifying that such document is in an agreed form;

(d) duly completed mandates in respect of each Security Account opened with the Account Bank;

(e) a certificate of an authorised signatory of the Borrower certifying that each copy document and certificate specified in Section 1 (Corporate Documents) of Part 1 of this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Supplemental Agreement;

(f) a copy of any authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry by any Obligor into and performance of and the transactions contemplated by, any Finance Document by any Obligor or for the validity and enforceability of any Finance Document against any Obligor;

(g) a certificate from two of the directors of the Borrower certifying the solvency of each Obligor on the date of this Agreement, in a form acceptable to the Agent;

(h) a memorandum between Diamond PLC and each relevant Obligor as to the aggregate amount of Subordinated Indebtedness outstanding as of the date of this Agreement;

(i)  the Disclosure Letter, and any update;

(j)  a copy of the reorganisation documentation;

(k)  a copy of the form of the Monthly Accounts and the Quarterly Accounts;

(l) a copy of the budget for the Project for the financial year ending 31st December, 1996;

(m)  a copy of the Information Memorandum; and

(n) a letter from OFTEL, in form and substance satisfactory to the Agent, relating to build milestones.

7. LEGAL OPINIONS

      A legal opinion from each of:

      (a) Allen & Overy, legal advisers to the Arrangers and the Agent, addressed to the Finance Parties, in form and substance satisfactory to the Arrangers and the Agent; and

      (b) Sullivan & Cromwell, legal advisers to Diamond PLC, as to compliance with each Indenture.

8. SUPPLEMENTAL AGREEMENT

(a) A copy of the memorandum and articles of association and certificate of incorporation of each Obligor, or a confirmation from an authorised signatory that there has been no change to those documents since the date they were delivered to the Agent.

(b)  The ECE Side Letter.

(c)  The supplemental fee letter.

(d)  The Supplemental Agreement duly executed.

                                   SCHEDULE 3

                                     PART 2

                 TO BE SATISFIED PRIOR TO FIRST TRANCHE B LOAN

1 Evidence satisfactory to the Agent that the Obligors are in compliance with their obligations under Clause 19.2(b)(i) (Project Contracts and Licences).

2. Originals of all Interest Rate Protection Agreements required under Clause 18.23 (Interest Hedging).

3. Such documents, notices and acknowledgements as the Agent shall require to perfect any security interests in the Interest Rate Protection Agreements granted by the Borrower under the Debenture.

4. A certificate of two Officers confirming that, since the date of the Supplemental Agreement, persons have subscribed for additional share capital of Diamond PLC in an aggregate amount (for all such persons) of not less than pounds sterling 25,000,000 (before expenses incurred in connection with that subscription which shall not exceed pounds sterling 100,000) and the net proceeds have been and/or will be spent on Qualifying Expenditure.

5. A letter from the Borrower's Auditors in relation to the financial model for the Project derived from the Agreed Base Case, in a form acceptable to the Arrangers.

                                   SCHEDULE 3

                                     PART 3

                    TO BE DELIVERED BY AN ADDITIONAL OBLIGOR


1 An Obligor Accession Agreement, duly executed under seal by the Additional Obligor;

2.   an Additional Debenture, duly executed under seal by the Additional
     Obligor;

3. a copy of the memorandum and articles of association and certificate of incorporation of the Additional Obligor;

4.   a copy of a resolution of the board of directors of the Additional
     Obligor:

      (a) approving the terms of, and the transactions contemplated by, the Obligor Accession Agreement and the Additional Debenture and resolving that it execute the Obligor Accession Agreement and the Additional Debenture under seal;

      (b) authorising a specified person or persons to witness the affixing of the common seal of the Additional Obligor to the Obligor Accession Agreement and the Additional Debenture; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with the Finance Documents;

5. a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Obligor, approving the terms of, and the transactions contemplated by, the Obligor Accession Agreement and the Additional Debenture;

6. a copy of a resolution of the Board of Directors of each corporate shareholder in the Additional Obligor:

      (a) approving the terms of the resolution referred to in paragraph 5 above; and

      (b) authorising a specified person or persons to sign the resolution on its behalf;

7. a certificate of a director of the Additional Obligor certifying that the borrowing of the Facility in full would not cause any borrowing limit binding on it to be exceeded;

8. a copy of any other authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Obligor Accession Agreement and the Additional Debenture or for the validity and enforceability of any Finance Document;

9.   A copy of each Project Contract to which the Additional Obligor is a party.

10. A copy of each of the following to which the Additional Obligor is a party:

      (a) any Telecommunications Licence; and

      (b) any LD Licence.

11.  Originals of the following documents:

      (a) all deeds and documents of title relating to all real and leasehold property the subject of the Additional Debenture and all Local Land Charges, Land Charges and Land Registry Search Certificates and similar documents received by or on behalf of the Additional Obligor not more than three months prior to the date of the Obligor Accession Agreement;

      (b) any report on title or certificate on title in relation to all real and leasehold property the subject of the Additional Debenture prepared by or on behalf of the Additional Obligor in relation to the Obligor Accession Agreement;

      (c) all certificates and other documents of title relating to the stocks, shares, debenture, bonds or other securities and investments (if any) the subject of the Additional Debenture together with all share transfers and other documents executed in blank necessary to enable the Agent or its nominees to be registered as owner of the same;

      (d)  a letter from the insurance brokers to the Additional
           Obligor addressed to the Security Agent in relation to third party and other insurances taken out by the Additional Obligor; and

      (e) duly executed notices of charge and acknowledgements in the form of Schedules 4 and 5 of the Debenture respectively in relation to a Security Account opened in the name of the Additional Obligor.

12.  Each of the following:

      (a) a letter of undertaking from each of OFTEL, the ITC, the DTI and any other relevant regulatory authority in relation to the Licences to which the Additional Obligor is a party.

      (b) if required by the relevant authorities, a certified copy of the Additional Obligor's licence under the Consumer Credit Act 1974;

      (c) if required by the relevant authorities, a certified extract showing the Additional Obligor's registration under the Data Protection Act 1984.

13. a specimen of the signature of each person authorised by the resolutions referred to in paragraphs 4 and 6 above;

14. to the extent that audited accounts are available, a copy of the latest audited accounts of the Additional Obligor together with its latest unaudited management accounts;

15. a legal opinion of legal advisers to the Agent, addressed to the Finance Parties; and

16. a certificate of an authorised signatory of the Additional Obligor certifying that each copy document specified in Part 3 of this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Obligor Accession Agreement.

                                   SCHEDULE 4

                          CALCULATION OF THE MLA COST


(a) The MLA Cost for a Loan for each of its Interest Periods is calculated in accordance with the following formula:

              BY + L(Y - X) + S(Y - Z) % per annum MLA Cost
              ------------------------
                    100 - (B + S)

      where on the day of application of the formula:

      B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

      Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about
           11.00 a.m. on that day for the relevant period;

      L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England;

      X is the rate at which secured Sterling deposits may be placed by the Agent with members of the London Discount Market Association at or about 11.00 a.m. on that day for the relevant period or, if greater, the rate at which Sterling bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11.00 a.m. on that day;

      S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

      Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For purposes of this Schedule 4:

      (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

      (ii) "RELEVANT PERIOD" in relation to each Interest Period, means:

            (A)  if it is 3 months or less, that Interest Period;
                 or

            (B)  if it is more than 3 months 3 months.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.
(d)   (i)   The formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

      (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent reasonably determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Borrower of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 5

                                     PART 1

                              FORM OF LOAN REQUEST

To:    NATIONAL WESTMINSTER BANK PLC AS AGENT

From:  DIAMOND CABLE COMMUNICATIONS (UK) LIMITED



                                                      Date:[                   ]


DIAMOND CABLE COMMUNICATIONS (UK) LIMITED - POUNDS STERLING 220,000,000 CREDIT AGREEMENT DATED 5TH AUGUST, 1996


1.   We wish to borrow a Loan as follows:

     (a)  Loan Date:   [                    ]

     (b)  Tranche:     [                    ]

     (c)  Amount:      [                    ]

     (d)  First Interest Period:  [                    ]

     (e)  Payment Instructions:   [                    ]

2. We confirm that each relevant condition specified in Clause 4 (Conditions Precedent) is satisfied on the date of this Loan Request.

*[3. We confirm that we are in compliance with the conditions set out in
     Clause 4.3 (Conditions precedent to Tranche B Utilisations) and the
     Tranche B Leverage Ratio is [                      ].

*[4. We have based the above calculations on the values of the following defined terms, as set out in the most recent Financial Covenant Certificate or certificates under Clause 18.2(a)(vi) (Financial information) supplied to you (as appropriate):

      Reported Annualised Cash Flow.

      That certificate was dated [             ] and related to the  Monthly
      Accounts for the period ended [                    ].

By:

DIAMOND CABLE COMMUNICATIONS (UK) LIMITED
Authorised Signatory

* Relevant to Tranche B only.

                                     PART 2

                         FORM OF BANK GUARANTEE REQUEST

To:    NATIONAL WESTMINSTER BANK PLC AS AGENT

From:  DIAMOND CABLE COMMUNICATIONS (UK) LIMITED



                                                           Date:[              ]


     DIAMOND CABLE COMMUNICATIONS (UK) LIMITED - POUNDS STERLING 220,000,000
                    CREDIT AGREEMENT DATED 5TH AUGUST, 1996


1.   We wish you to issue a Bank Guarantee with the following specifications:

    (a)  Issue Date:   [                    ]

    (b)  Tranche:      [                    ]

    (c)  Amount:       [                    ]

    (d)  Expiry date:  [                    ]

    (e)  Name and address of beneficiary/ies:  [                    ]

    (f)  Franchise/s   [                    ]

2. We confirm that each relevant condition specified in Clause 4 (Conditions Precedent) is satisfied on the date of this Bank Guarantee Request.

*[3. We confirm that we are in compliance with the conditions set out in
     Clause 4.3 (Conditions precedent to Tranche B Utilisations) and the
     Tranche B Leverage Ratio is [                      ].

*[4. We have based the above calculations on the values of the following defined terms, as set out in the most recent Financial Covenant Certificate or certificates under Clause 18.2(a)(vi) (Financial information) supplied to you (as appropriate):

      Reported Annualised Cash Flow.

      That certificate was dated [             ] and related to the  Monthly
      Accounts for the period ended [                    ].

By:

DIAMOND CABLE COMMUNICATIONS (UK) LIMITED
Authorised Signatory

-----------------------------
* Relevant to Tranche B only.

                                   SCHEDULE 6

                          FORMS OF ACCESSION DOCUMENTS

                                     PART 1

                              NOVATION CERTIFICATE

To:    NATIONAL WESTMINSTER BANK PLC

From:  [THE EXISTING BANK] and [THE NEW BANK]


                                                       Date: [                 ]


     DIAMOND CABLE COMMUNICATIONS (UK) LIMITED - POUNDS STERLING 220,000,000
                    CREDIT AGREEMENT DATED 5TH AUGUST, 1996

We refer to Clause 29.3 (Procedure for novations).

1.    We [                    ] (the "EXISTING BANK") and [                ]
      (the "NEW BANK") agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 29.3 (Procedure for novations) so that, on the date specified in paragraph 2, the portion of the Existing Bank's Loans and/or Commitments set out in the Schedule shall be novated to the New Bank, together with a corresponding portion of the Existing Bank's rights and obligations under the Finance Documents.

2. The specified date for the purposes of Clause 29.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 35.2 (Addresses for notices) are set out in the Schedule.

4.    This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED


1.  Commitment                   Tranche A        Tranche B

    Existing Bank's Commitment:
    Portion Transferred:

2.  Loans                        Tranche A        Tranche B

    Existing Bank's participation:
    Portion Transferred:

                       ADMINISTRATION DETAILS OF NEW BANK
[Facility Office         Address for notices]

                        SIGNATORIES
[Existing Bank]          [New Bank]             National Westminster Bank Plc

By:                      By:                    By:

Date:                    Date:                  Date:

                                   SCHEDULE 6

                                     PART 2

                          OBLIGOR ACCESSION AGREEMENT



To:    NATIONAL WESTMINSTER BANK PLC

From:  [PROPOSED OBLIGOR]



                                          Date: [                              ]

                  DIAMOND CABLE COMMUNICATIONS (UK) LIMITED -
                  POUNDS STERLING 220,000,000 CREDIT AGREEMENT
                DATED 5TH AUGUST, 1996 (THE "CREDIT AGREEMENT")

We refer to Clause 29.4 (Additional Obligors).

We, [name of company] of [Registered Office] (Registered no. [
]) agree to become an Additional Obligor and to be bound by the terms of the Credit Agreement and the other Finance Documents as an Additional Obligor in accordance with Clause 29.4 (Additional Obligors).

We confirm that we have executed and delivered to the Agent an Additional Debenture.

Our address for notices for the purposes of Clause 35.2 (Addresses for notices) is:

[


     ]


This Deed is governed by English law.


THE COMMON SEAL of            )
[ADDITIONAL  OBLIGOR]         )
was affixed in                )
the presence of:              )


                      Director



                      Director/Secretary

                                   SCHEDULE 7

                                     PART 1

                            TRANCHE B LEVERAGE RATIO



 QUARTER                           QUARTER
  ENDED          COVENANT           ENDED          COVENANT
---------        ---------        ---------        ---------

                                  31/03/01            3
                                  30/06/01            3
30/09/96             4            30/09/01            3
31/12/96             4            31/12/01            3
31/03/97             4            31/03/02            3
30/06/97             4            30/06/02            3
30/09/97             4            30/09/02            3
31/12/97             4            31/12/02
31/03/98             4            31/03/03            3
30/06/98             4            30/06/03            3
30/09/98             4            30/09/03            3
31/12/98             4            31/12/03            3
31/03/99             4            31/03/04            3
30/06/99             4            30/06/04            3
30/09/99             4
31/12/99             3
31/03/00             3
30/06/00             3
30/09/00             3
31/12/00             3


                                   SCHEDULE 7

                                     PART 2

                       COVERAGE OF BANK DEBT LOAN CHARGES



 QUARTER                           QUARTER
  ENDED          COVENANT           ENDED          COVENANT
---------        ---------        ---------        ---------

31/03/00            2.75          31/03/03           1.75
30/06/00            2.5           30/06/03           1.5
30/09/00            2.5           30/09/03            2
31/12/00            2.5           31/12/03            3
31/03/01            2.5           31/03/04           3.5
30/06/01            2.5           30/06/04           3.5
30/09/01            2.5
31/12/01            2.4
31/03/02             2
30/06/02             2
30/09/02           1.75
31/12/02           1.75


                                   SCHEDULE 7

                                     PART 3

                              CASH INTEREST COVER


 QUARTER                           QUARTER
  ENDED          COVENANT           ENDED          COVENANT
---------        ---------        ---------        ---------

                                  31/03/02            1.5
                                  30/06/02            1.5
                                  30/09/02            1.5
                                  31/12/02            1.5

                                  31/03/03           1.75
30/06/98             3            30/06/03           1.75
30/09/98             3            30/09/03           1.75
31/12/98             3            31/12/03            2

31/03/99             3            31/03/04            2
30/06/99             3            30/06/04            2
30/09/99             3
31/12/99             3

31/03/00            2.25
30/06/00            2.25
30/09/00            2.75
31/12/00            2.75

31/03/01            2.75
30/06/01            1.5
30/09/01            1.5
31/12/01            1.5


                                   SCHEDULE 7

                                     PART 4

                                EBITDA COVENANT



QUARTER ENDED        EBITDA         QUARTER ENDED        EBITDA
-------------        ------         -------------        ------
                     pounds                              pounds
                    sterling                            sterling
                      '000                                '000

                                      31/03/00            85,000
                                      30/06/00           100,000
                                      30/09/00           110,000
                                      31/12/00           120,000
  31/03/98           19,500
  30/06/98           25,000
  30/09/98           30,000
  31/12/98           35,000

  31/03/99           45,000
  30/06/99           55,000
  30/09/99           65,000
  31/12/99           75,000


                                   SCHEDULE 8

                                BUILD MILESTONES

                        DIAMOND CABLE COMMUNICATIONS PLC

               ACTUAL OFTEL/ITC MILESTONE REQUIREMENTS BY QUARTER



OFTEL

FRANCHISE             1996        1996        1997        1997        1997        1997        1998        1998
                    3RD QTR.    4TH QTR.    1ST QTR.    2ND QTR.    3RD QTR.    4TH QTR.    1ST QTR.    2ND QTR.
                    --------    --------    --------    --------    --------    --------    --------    --------

Nottingham           119000      132000      145000      162000      179000      190000      190000      230000
Mansfield             36000       42000       47000       54000       61000       66000       66000       66000
Newark                13500       13500       13500       13500       13500       13500       13500       13500
Lincoln               15000       18000       23000       30000       38000       43000       43000       43000
Grimsby               30000       35000       40000       46000       53000       57000       57000       63000
Grantham              14000       14000       14000       14000       14000       14000       14000       14000
Melton                10000       10000       10000       10000       10000       10000       10000       10000
Leicester             72000       76000       80000       88000       96000      100000      108000      121000
TOTAL                309500      340500      372500      417500      464500      493500      501500      560500
                    -------     -------     -------     -------     -------     -------     -------     -------
ITC
                    -------     -------     -------     -------     -------     -------     -------     -------
Humberside                0           0           0           0           0        5000           0           0
Burton-on-Trent           0           0           0           0           0       10000           0           0
Hinckley                  0           0           0           0           0        8000           0           0
Bassetlaw                 0           0           0           0           0        1000           0           0



FRANCHISE             1998        1998        1999        1999        1999        1999        2000       AFTER
                    3RD QTR.    4TH QTR.    1ST QTR.    2ND QTR.    3RD QTR.    4TH QTR.    4TH QTR.     2000
                    --------    --------    --------    --------    --------    --------    --------    --------

Nottingham           230000      230000      230000      230000      230000      230000      230000      230000
Mansfield             66000       66000       66000       66000       66000       66000       66000       66000
Newark                13500       13500       13500       13500       13500       13500       13500       13500
Lincoln               43000       43000       43000       43000       43000       43000       43000       43000
Grimsby               63000       63000       63000       63000       63000       63000       63000       63000
Grantham              14000       14000       14000       14000       14000       14000       14000       14000
Melton                10000       10000       10000       10000       10000       10000       10000       10000
Leicester            138000      149000      161000      175000      189000      200670      200670      200670
TOTAL                577500      588500      600500      614500      628500      640170      640170      640170
                    -------     -------     -------     -------     -------     -------     -------     -------
ITC
                    -------     -------     -------     -------     -------     -------     -------     -------
Humberside                0       25000           0           0           0       45000       70000      144000
Burton-on-Trent           0       29000           0           0           0       45000       66000       77675
Hinckley                  0       16000           0           0           0       23000       31204       31204
Bassetlaw                 0       10000           0           0           0       19000       28000       32800



Chesterfield             0          0          0          0          0       8000          0          0
Vale of Belvoir          0          0          0          0          0       1000          0          0
Ravenshead               0          0          0          0          0       2500          0          0
Total                    0          0          0          0          0      35500          0          0
Grand Total         309500     340500     372500     417500     464500     529000     501500     560500
                    ------     ------     ------     ------     ------     ------     ------     ------

Chesterfield             0      28000          0          0          0      60000      80000      89000
Vale of Belvoir          0       2000          0          0          0       3000       4545       4545
Ravenshead               0       2500          0          0          0       2500       2500       2500
Total                    0     112500          0          0          0     197500     282249     381724
Grand Total         577500     701000     600500     614500     628500    837,670     922419    1021894
                    ------     ------     ------     ------     ------     ------     ------     ------


                                   SCHEDULE 9

                     FORM OF FINANCIAL COVENANT CERTIFICATE

                           PART 1 - AUDITOR'S FORMAT


NatWest Markets
135 Bishopsgate
London EC2M 3UR

Attention: Project Finance Portfolio Management, Level 5

Dear Sirs

                   DIAMOND CABLE COMMUNICATIONS (UK) LIMITED
       POUNDS STERLING 220,000,000  LOAN AGREEMENT DATED 5TH AUGUST, 1996
      AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED OR REPLACED
                             (THE "LOAN AGREEMENT")

We refer to the Loan Agreement and deliver this report in respect of the
financial year ended [                                   ] pursuant to clause
18.2(a)(iv)(1)(A) thereof. Terms defined in the Loan Agreement shall have the same meaning when used in this report.

On the basis of the consolidated audited financial statements of Diamond Cable Communications Plc and the audited accounts of the Borrower for the financial
year ended 31st December, [       ] and on the basis of unaudited management
accounts for the six month period ended 30th June, [        ] we confirm that
the financial information set out below has been accurately extracted from the above financial statements:

1.    Net Operating Cash Flow for the six month period ended [               ]
      was [                   ];

2.    Annualised Net Operating Cash Flow for the six month period ended [      ]
      was [                   ];

3.    Bank Debt outstanding as at [                     ] was [               ];

4.    Tranche B Loan as at [                      ] was [                 ];

5.    High Yield Debt as at [                      ] was [                 ];

6.    Bank Debt interest charges for the Quarter were [                  ];

7.    High Yield Debt interest charges for the Quarter were [                 ];

8. On the basis of Diamond management projections for which the directors are solely responsible, Bank Debt Loan Charges for the 12 months
      ending [                 ] is [                  ].

Based on the above we confirm that as at 31st December, [    ] the calculation
of the amounts set out below are arithmetically accurate:

A.    The Tranche B Leverage Ratio was [                     ];

B.    The Coverage of Bank Debt Loan Charges was [                    ];

C.    Cash Interest Cover was [                      ];

D.    The Total Leverage Ratio was [                      ].

E.    Annualised EBITDA was [                         ].

You should be aware that our audit opinion on the financial statements of [
] for the year ended [                 ] was expressed for the purpose and
persons defined in part VII of the Companies Act 1985 and for no other purpose or persons. We do not accept any responsibility for our audit reports beyond that owed to those to whom they were addressed at the date of their issue.

This letter is for the information of, and can only be relied upon by the Banks (as defined in the Loan Agreement) and is not to be relied upon by any other person or quoted or referred to, in whole or in part, without prior written consent.

                              FOR AND ON BEHALF OF
                                   [AUDITORS]



   .........................................................................

                                   SCHEDULE 9

                     FORM OF FINANCIAL COVENANT CERTIFICATE

                           PART 2 - BORROWER'S FORMAT


NatWest Markets
135 Bishopsgate
London EC2M 3UR

Attention: Project Finance Portfolio Management, Level 5

Dear Sirs

                        DIAMOND CABLE NOTTINGHAM LIMITED
       POUNDS STERLING 220,000,000  LOAN AGREEMENT DATED 5TH AUGUST, 1996
      AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED OR REPLACED
                             (THE "LOAN AGREEMENT")

We refer to the Loan Agreement and deliver this certificate in respect of the
Quarter ended [                        ] pursuant to clause 18.2(a)(iv)(1)(B)
thereof. Terms defined in the Loan Agreement shall have the same meaning when used in this certificate.

We confirm that on or as of the last day of the Quarter ending [              ]:

1.    Net Operating Cash Flow for the six month period ended [             ] was
      [               ];

2.    Annualised Net Operating Cash Flow for the six month period ended [      ]
      was [                ];

3.    Bank Debt outstanding as at [                  ] was [                  ];

4.    Tranche B Loan as at [                    ] was [                   ];

5.    High Yield Debt as at [                     ] was [                   ];

6.    Bank Debt interest charges for the Quarter were [                   ];

7.    High Yield Debt interest charges for the Quarter were [                 ];

8.    On the basis of Diamond management projections, Bank Debt Loan Charges for
      the 12 months ending [                  ] is [                    ].

Based on the above we confirm that as at the last day of the Quarter:

A.    The Tranche B Leverage Ratio was [                    ];

B.    The Coverage of Bank Debt Loan Charges was [                   ];

C.   Cash Interest Cover was [                                            ];

D.   The Total Leverage Ratio was [                                       ].

E.   Annualised EBITDA was [                                              ].

Based on the above we confirm that the Borrower was in compliance with the
financial covenants set out in clause 18.24(b)(i) to (iv) as at [         ].

We also confirm that the representations and warranties referred to in clause
17.14 including those deemed to be made by the Borrower pursuant to such clause are true and correct at the date hereof as if each was made with respect to the facts and circumstances existing at the date hereof.


                              FOR AND ON BEHALF OF
                   DIAMOND CABLE COMMUNICATIONS (UK) LIMITED



   .........................................................................
                              [Authorised Officer]

                                  SIGNATORIES


BORROWER

DIAMOND CABLE COMMUNICATIONS (UK) LIMITED

By: N. MILLARD




ARRANGERS

CIBC WOOD GUNDY PLC

By: N. TRIANTIS


NATWEST MARKETS
(a division of National Westminster Bank Plc)

By: D.G. BRIMS




BANKS

CIBC WOOD GUNDY PLC

By: N. TRIANTIS


NATIONAL WESTMINSTER BANK PLC

By: D.G. BRIMS




GUARANTORS

JEWEL HOLDINGS LIMITED

By: N. MILLARD


DIAMOND CABLE (MANSFIELD) LIMITED

By: N. MILLARD

DIAMOND CABLE (NEWARK-ON-TRENT) LIMITED

By: N. MILLARD


DIAMOND CABLE (GRANTHAM) LIMITED

By: N. MILLARD


DIAMOND CABLE (MELTON MOWBRAY) LIMITED

By: N. MILLARD


DIAMOND CABLE (LINCOLN) LIMITED

By: N. MILLARD


DIAMOND CABLE (GRIMCLEE) LIMITED

By: N. MILLARD


DIAMOND CABLE ACQUISITIONS LIMITED

By: N. MILLARD


DIAMOND CABLE CONSTRUCTION LIMITED

By: N. MILLARD


DIAMOND CABLE CPE LIMITED

By: N. MILLARD


DIAMOND CABLE (BASSETLAW) LIMITED

By: N. MILLARD

DIAMOND CABLE (RAVENSHEAD) LIMITED

By: N. MILLARD


DIAMOND VISUAL COMMUNICATIONS LIMITED

By: N. MILLARD


DIAMOND CABLE (LINCOLNSHIRE) LIMITED

By: N. MILLARD


EAST MIDLANDS CABLE HOLDINGS LIMITED

By: N. MILLARD


DIAMOND CABLE (BELVOIR) LIMITED

By: N. MILLARD


DIAMOND CABLE (CHESTERFIELD) LIMITED

By: N. MILLARD


EAST MIDLANDS CABLE GROUP LIMITED

By: N. MILLARD


EAST MIDLANDS CABLE COMMUNICATIONS LIMITED

By: N. MILLARD


LCL CABLE (HOLDINGS) LIMITED

By: N. MILLARD


DIAMOND CABLE (LEICESTER) LIMITED

By: N. MILLARD

LCL TELEPHONES LIMITED

By: N. MILLARD


DIAMOND CABLE (HINCKLEY) LIMITED

By: N. MILLARD


DIAMOND CABLE (BURTON-UPON-TRENT) LIMITED

By: N. MILLARD



SECURITY AGENT

NATIONAL WESTMINSTER BANK PLC

By: D.G. BRIMS



AGENT

NATIONAL WESTMINSTER BANK PLC

By:  D.G. BRIMS



ISSUING BANK

NATIONAL WESTMINSTER BANK PLC

By:  D.G. BRIMS